Exhibit 10.1

FINANCING AGREEMENT

HSBC BUSINESS CREDIT (USA) INC.

(AS ADMINISTRATIVE AGENT AND AS A LENDER)

and

THE OTHER LENDERS SIGNATORY HERETO

FROM TIME TO TIME

(AS LENDERS)

with

THE FULLER BRUSH COMPANY, INC.
CPAC EQUIPMENT, INC.

and

ALLIED DIAGNOSTIC IMAGING RESOURCES, INC.

(AS BORROWERS)

and

CPAC, INC.

(AS A GUARANTOR)

September 28, 2006

(HSBC Logo)

TABLE OF CONTENTS

FINANCING AGREEMENT			1

I.	DEFINITIONS.		1
	1.1.	Accounting Terms.	1
	1.2.	General Terms.	1
	1.3.	UCC Terms.	22
	1.4.	Certain Matters of Construction.	22

II.	ADVANCES, PAYMENTS.		23
	2.1.	Revolving Advances.	23
	2.2.	Procedure for Borrowing.	24
	2.3.	Disbursement of Advance Proceeds.	26
	2.4.	Maximum Advances and Letters of Credit and Air Releases/Steamship
	Guarantees.		27
	2.5.	Repayment of Advances.	27
	2.6.	Repayment of Excess Revolving Advances.	28
	2.7.	Statement of Account.	28
	2.8.	Letters of Credit and Air Releases/Steamship Guarantees.	28
	2.9.	Issuance of Letters of Credit and Air Releases/Steamship Guarantees.	29
	2.10.	Requirements For Issuance of Letters of Credit and Air Releases/Steamship
	Guarantees.		30

	2.11.	Additional Payments.	32
	2.12.	Manner of Borrowing and Payment.	32
	2.13.	Mandatory Prepayments.	33
	2.14.	Use of Proceeds.	34
	2.15.	Defaulting Lender.	35

III.	INTEREST AND FEES.		36
	3.1.	Interest.	36
	3.2.	Letter of Credit Fees and Guarantee Fees; Cash Collateral.	36
	3.3.	[Intentionally Omitted].	37
	3.4.	Collateral Agency Fee and Fee Letter.	37
	3.5.	Computation of Interest and Fees.	37
	3.6.	Maximum Charges.	37
	3.7.	Increased Costs.	38
	3.8.	Basis For Determining Interest Rate Inadequate or Unfair.	38
	3.9.	Capital Adequacy.	39
	3.10.	Gross Up for Taxes.	40
	3.11.	Withholding Tax Exemption.	40

IV.	COLLATERAL: GENERAL TERMS.		41
	4.1.	Security Interest in the Collateral.	41
	4.2.	Perfection of Security Interest.	41
	4.3.	Disposition of Collateral.	42
	4.4.	Preservation of Collateral.	43
	4.5.	Ownership of Collateral.	43

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	4.6.	Defense of Agent's and Lenders' Interests.	44
	4.7.	Books and Records.	44
	4.8.	Financial Disclosure.	44
	4.9.	Compliance with Laws.	45
	4.10.	Inspection of Premises.	45
	4.11.	Insurance.	45
	4.12.	Failure to Pay Insurance.	46
	4.13.	Payment of Taxes.	46
	4.14.	Payment of Leasehold Obligations.	47
	4.15.	Receivables	47
	4.16.	Inventory.	49
	4.17.	Maintenance of Equipment.	49
	4.18.	Exculpation of Liability.	50
	4.19.	Environmental Matters.	50
	4.20.	Financing Statements.	52
	4.21.	Collateral Audits.	52

V.	REPRESENTATIONS AND WARRANTIES.		52
	5.1.	Authority.	52
	5.2.	Formation and Qualification.	53
	5.3.	Truthfulness of Representations and Warranties.	53
	5.4.	Tax Returns.	53
	5.5.	Financial Statements.	53
	5.6.	Entity Name.	54
	5.7.	O.S.H.A. and Environmental Compliance.	54
	5.8.	Solvency; No Litigation, Violation, Indebtedness or Default.	55
	5.9.	Patents, Trademarks, Copyrights and Licenses.	56
	5.10.	Licenses and Permits.	57
	5.11.	No Defaults.	57
	5.12.	No Burdensome Restrictions.	57
	5.13.	No Labor Disputes.	57
	5.14.	Margin Regulations.	57
	5.15.	Investment Company Act.	58
	5.16.	Disclosure.	58
	5.17.	Swaps.	58
	5.18.	Conflicts.	58
	5.19.	Application of Certain Laws and Regulations.	58
	5.20.	Business and Property of Credit Parties.	58
	5.21.	Material Contracts.	59
	5.22.	Anti-Terrorism Laws.	59
	5.23.	Trading with the Enemy.	60

VI.	AFFIRMATIVE COVENANTS.		60
	6.1.	Payment of Fees.	60
	6.2.	Conduct of Business and Maintenance of Existence and Assets.	60
	6.3.	Violations.	60
	6.4.	Government Receivables.	61
	6.5.	Execution of Supplemental Instruments.	61

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	6.6.	Payment of Indebtedness.	61
	6.7.	Standards of Financial Statements.	61
	6.8.	Fixed Charge Coverage Ratio..	61

VII.	NEGATIVE COVENANTS.		61
	7.1.	Merger, Consolidation, Acquisition and Sale of Assets.	62
	7.2.	Creation of Liens; Negative Pledges.	62
	7.3.	Guarantees.	62
	7.4.	Investments.	62
	7.5.	Loans.	62
	7.6.	Capital Expenditures.	62
	7.7.	Dividends and Distributions.	62
	7.8.	Indebtedness.	63
	7.9.	Nature of Business; Management of Borrower.	63
	7.10.	Transactions with Affiliates.	63
	7.11.	Leases.	63
	7.12.	Subsidiaries.	63
	7.13.	Fiscal Year and Accounting Changes.	64
	7.14.	Pledge of Credit.	64
	7.15.	Amendment of Organizational Documents.	64
	7.16.	Compliance with ERISA.	64
	7.17.	Prepayment of Indebtedness.	65
	7.18.	State of Organization.	65
	7.19.	Other Agreements.	65
	7.20.	Anti-Terrorism Laws.	65
	7.21.	Trading with the Enemy Act.	65

VIII.	CONDITIONS PRECEDENT.		65
	8.1.	Conditions to Initial Advances.	65
	8.2.	Conditions to Each Advance.	69

IX.	INFORMATION AS TO CREDIT PARTIES.		70
	9.1.	Disclosure of Material Matters.	70
	9.2.	Schedules.	71
	9.3.	Environmental Reports.	71
	9.4.	Litigation.	71
	9.5.	Material Occurrences.	71
	9.6.	Government Receivables.	72
	9.7.	Annual Audited Financial Statements.	72
	9.8.	Quarterly Internally Prepared Financial Statements.	72
	9.9.	Monthly Internally Prepared Financial Statements.	73
	9.10.	Other Reports.	73
	9.11.	Additional Information.	74
	9.12.	Projected Operating Budget.	74
	9.13.	Variances From Operating Budget.	74
	9.14.	Notice of Suits, Adverse Events.	74
	9.15.	ERISA Notices and Requests.	74

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	9.16.	Additional Documents.	75

X.	EVENTS OF DEFAULT.		75

XI.	LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.		77
	11.1.	Rights and Remedies.	78
	11.2.	Application of Proceeds.	78
	11.3.	Agent's Discretion.	79
	11.4.	Setoff.	79
	11.5.	Rights and Remedies not Exclusive.	79

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.		79
	12.1.	Waiver of Notice.	79
	12.2.	Delay.	80
	12.3.	Jury Waiver.	80

XIII.	EFFECTIVE DATE AND TERMINATION.		80
	13.1.	Term.	80
	13.2.	Termination.	80

XIV.	REGARDING AGENT.		81
	14.1.	Appointment.	81
	14.2.	Nature of Duties.	81
	14.3.	Lack of Reliance on Agent and Resignation.	82
	14.4.	Certain Rights of Agent.	83
	14.5.	Reliance.	83
	14.6.	Notice of Default.	83
	14.7.	Indemnification.	83
	14.8.	Agent in its Individual Capacity.	84
	14.9.	Delivery of Documents.	84
	14.10.	Credit Parties' Undertaking to Agent.	84

XV.	MISCELLANEOUS.		84
	15.1.	Governing Law.	84
	15.2.	Entire Understanding; Amendments.	85
	15.3.	Successors and Assigns; Participations; New Lenders.	87
	15.4.	Application of Payments.	90
	15.5.	Indemnity.	90
	15.6.	Notice.	91
	15.7.	Survival.	92
	15.8.	Severability.	92
	15.9.	Expenses.	92
	15.10.	Injunctive Relief.	93
	15.11.	Consequential Damages.	93
	15.12.	Captions.	93
	15.13.	Counterparts; Telecopied Signatures.	93
	15.14.	Construction.	93
	15.15.	Confidentiality; Sharing Information.	94
	15.16.	Publicity.	94
	15.17.	Patriot Act Notice.	95

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XVI.	GUARANTEE.		95
	16.1.	Guarantee.	95
	16.2.	Waivers.	95
	16.3.	No Defense.	95
	16.4.	Guaranty of Payment.	95
	16.5.	Liabilities Absolute.	96
	16.6.	Waiver of Notice.	97
	16.7.	Agent's Discretion.	97
	16.8.	Reinstatement.	97
	16.9.	Action Upon Event of Default	98
	16.10.	Statute of Limitations.	99
	16.11.	Interest.	99
	16.12.	Guarantor's Investigation.	99
	16.13.	Termination.	100

XVII.	BORROWING AGENCY.		100
	17.1.	Borrowing Agency Provisions.	100
	17.2.	Waiver of Subrogation.	101

v

List of Exhibits and Schedules

Exhibits
Exhibit A	Borrowing Base Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 5.5 (a)	Pro Forma Balance Sheet
Exhibit 5.5 (b)	Financial Projections
Exhibit 8.1(k)	Financial Condition Certificate
Exhibit 15.3	Commitment Transfer Supplement

Schedules
Schedule 1.2	Commercial Tort Claims
Schedule 4.5	Equipment and Inventory Locations
Schedule 4.15(c)	Location of Executive Offices
Schedule 4.19	Real Property
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries and Equityholders
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation/U.S. Customs Proceeding
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.21	Material Contracts
Schedule 7.2	Existing Liens
Schedule 7.4	Investments
Schedule 7.8	Existing Indebtedness

vi

FINANCING AGREEMENT

                        Financing Agreement dated September 28, 2006 among THE FULLER BRUSH COMPANY, INC., a corporation organized under the laws of the State of New York ("Fuller"), CPAC EQUIPMENT, INC., a corporation organized under the laws of the State of New York ("CPAC Equipment"), ALLIED DIAGNOSTIC IMAGING RESOURCES, INC. ,a corporation organized under the laws of the State of Delaware ("Allied Diagnostic", and together with Fuller and CPAC Equipment, each a "Borrower", and the collectively, the "Borrowers"), CPAC, INC., a corporation organized under the laws of the State of New York ("CPAC", and together with the Borrowers, each a "Credit Party", and collectively the "Credit Parties") and HSBC BUSINESS CREDIT (USA) INC. ("HSBC") and the other financial institutions which are now or which hereafter become a party hereto (each a "Lender" and collectively, the "Lenders"), and HSBC, as administrative agent for the Lenders (in such capacity, the "Agent").

                        IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

I.          DEFINITIONS.

            1.1.      Accounting Terms.

                        As used in this Agreement, the Notes, any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of the Credit Parties for the fiscal year ended March 31, 2006.

            1.2.      General Terms.

                        For purposes of this Agreement the following terms shall have the following meanings:

                        "Accountants" shall have the meaning set forth in Section 9.7.

                        "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period a rate of interest equal to:

                        (a)       the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period which is shown on the Dow Jones & Company Telerate screen (page 3750) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if such a rate ceases to be available on that or any other source from Dow Jones & Company, Adjusted LIBO Rate shall be a rate per annum equal to the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period that appears on Reuters Screen LIBO Page (or any successor page) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that if more than one rate is specified on Reuters Screen LIBO Page, Adjusted LIBO Rate shall be a rate per annum equal to the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); provided, however, that if, for any reason, such a rate is not published by the British Bankers' Association or available on the Reuters Screen LIBO Page, Adjusted LIBO Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Advances are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by

                        (b)       a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (the "Euro-Rate Reserve Percentage"); such rate (if greater than zero) to be rounded upward to the next whole multiple of one-sixteenth of one percent (0.0625%).

                        "Advance Rates" shall mean, collectively, the Receivables Advance Rate and the Inventory Advance Rate.

                        "Advances" shall mean and include the Revolving Advances, Letters of Credit and Air Release/Steamship Guarantees.

                        "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, officer, manager, managing member or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Equity Interests having ordinary voting power for the election of directors, managers or partners of such Person or Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

                        "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its permitted successors and assigns.

                        "Agreement" shall mean this Financing Agreement, as the same may be amended, restated, modified and/or supplemented from time to time.

                        "Air Release/Steamship Guarantee" shall mean a guarantee issued by Agent, a Lender or any Affiliate of Agent or a Lender to a steamship line or airway carrier for the benefit of a Borrower covering the absence for any reason of a steamship or airway bill of lading applicable to goods shipped to a Borrower to expedite delivery of such goods to a Borrower and to facilitate customs entry.

                        "Allied/CPAC Equipment Formula Amount" shall mean at the date of determination thereof, an amount equal to: (a) up to the Receivables Advance Rate of Eligible Receivables of CPAC Equipment and Allied Diagnostic, plus (b) up to the Inventory Advance Rate of the value of Eligible Inventory of CPAC Equipment and Allied Diagnostic, minus (c) such reserves as Agent may reasonably deem proper and necessary from time to time

                        "Anti-Terrorism Laws" shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended or replaced).

                        "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

                        "Authority" shall have the meaning set forth in Section 4.19(c).

                        "Availability Reserve" shall mean $2,000,000.

                        "Bank Product Obligations" shall mean any obligation of a Credit Party to Agent, any Lender or any of their respective Affiliates arising out of any cash management, disbursement or related services including overdrafts and automated clearing house transfer of funds for the account of a Credit Party.

                        "Bank Secrecy Act" shall mean the Bank Secrecy Act of 1970, 12 USC Section 1730(d), 1829(b), 1951-1959 and 31 USCS Section 5311 et seq, as same has been or shall hereafter be renewed, extended, amended or replaced from time to time.

                        "Bankruptcy Code" shall mean Chapter 1 of Title 11 of the United States Code (11 U.S.C Section 202, et seq.) as amended from time to time.

                        "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent (or any successor to Agent) announced from time to time by HSBC Bank (or any successor to HSBC Bank) (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

                        "Blocked Account Bank" shall have the meaning set forth in Section 4.15(h).

                        "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

                        "Borrower" and "Borrowers" shall have the respective meanings set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of any Borrower.

                        "Borrower's Account" shall have the meaning set forth in Section 2.8.

                        "Borrowing Agent" shall mean CPAC.

                        "Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit A duly executed by the President, Chief Financial Officer or Controller of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

                        "Business Day" shall mean, with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits, in London, England and New York, New York, and with respect to all other matters, any day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

                        "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures made by each Credit Party during such period that, in conformity with GAAP, are required to be included in or reflected on the balance sheet as a capital asset of such Credit Party, including Capital Lease Obligations of any Credit Party.

                        "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

                        "Capital Lease Obligations" shall have the meaning provided in sub-clause (c) of the definition of "Indebtedness".

                        "Cash Equivalents" shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard &

Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and whose short-term debt obligations are rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Corporation; (d) up to $100,000 per institution and up to $1,000,000 in the aggregate in (i) short-term debt obligations issued by any local commercial bank or trust company located in those areas where any Borrower conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market funds, or any combination of investments described in clauses (i) and (ii); (e) overnight investments with such financial institutions having a short term deposit rating of at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Corporation and (f) money market mutual funds that invest solely in the investments described in (a) through (e) above.

                        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.

                        "Change of Control" shall mean (a) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as such terms are defined for purposes of the Securities Exchange Act of 1934, as amended), excluding any such person or group which owns 1% or more of CPAC's Equity Interests on the Closing Date, becomes the owner, directly or indirectly, of 30% or more of the Equity Interests in CPAC (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests in CPAC held by any of such person or group is convertible or for which any such equity interests in CPAC or of any other Person may be exchanged and any Equity Interests issuable to such person or group upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such person or group), (b) CPAC ceases to own 100% of the Equity Interests of each Borrower, (c) the first day on which a majority of the members of the board of directors of CPAC are not either (i) nominated by the board of directors of CPAC or (ii) appointed by directors so nominated or (d) any merger or consolidation in which the CPAC or a Borrower is not the surviving entity thereof or sale of all or substantially all of the property or assets of CPAC or any Borrower.

                        "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Credit Party or any of Affiliates of any Credit Party.

                        "Closing Date" shall mean September 28, 2006 or such other date as may be agreed to by the parties hereto.

                        "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                        "Collateral" shall mean and include:

(a)            all Receivables;

(b)            all Equipment;

(c)            all General Intangibles;

(d)            all Inventory;

(e)            all Investment Property;

(f)             the Leasehold Interests;

(g)            all Real Property;

(h)            all Commercial Tort Claims, including those specified on Schedule 1.2;

(i)            all Subsidiary Stock:

(j)            all of each Credit Party's right, title and interest in and to, whether now owned or hereafter acquired and wherever located (i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Credit Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Credit Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of each Credit Party's contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Credit Party, all real and personal property of third parties in which such Credit Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which any Credit Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Credit Party in connection with the transactions hereunder;

(k)            all of each Credit Party's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Credit Party or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this definition; and

(l)             all proceeds and products of clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                        "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3.

                        "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of outstanding Advances and the obligation of Lenders to make Advances under this Agreement.

                        "Commitments" shall mean, as to any Lender, its obligation to make Advances (including participating in Letters of Credit) in an aggregate amount not to exceed at any one time outstanding the amount set forth below such Lender's name on the signature page hereof under the heading "Commitment Amount", as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3.

                        "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

                        "Consigned Inventory" shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

                        "Controlled Group" shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Code.

                        "Credit Party" shall mean, individually, each Borrower and each Guarantor, and "Credit Parties" shall mean, collectively, the Borrowers and the Guarantors.

                        "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which any Borrower is to deliver any personal property or perform any services.

                        "Customs" shall mean the U.S. Customs Service and any successor thereto.

                        "Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                        "Default Rate" shall have the meaning set forth in Section 3.1.

                        "Defaulting Lender" shall have the meaning set forth in Section 2.16(a).

                        "Depository Accounts" shall have the meaning set forth in Section 4.15(h).

                        "Documentary Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement to pay the purchase price for Inventory purchased by Borrower.

                        "Documents" shall have the meaning set forth in Section 8.1(c).

                        "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                        "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

                        "Early Termination Fee" shall: (a) mean the fee payable by Borrowers to Agent on behalf of the Lenders in the event Borrowing Agent or any Borrower either reduces the Maximum Revolving Advance Amount or terminates this Agreement, in either case on a date prior to the last day of the Term; and (b) be determined by multiplying the Maximum Revolving Advance Amount (or, if applicable, the then reduction in the Maximum Revolving Advance Amount) by one percent (1%) if such termination or reduction occurs prior to or on the second anniversary of the Closing Date.

                        "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) Net Income (or loss) of Borrowers on a combined basis for such period (excluding extraordinary gains), plus (ii) all interest expense of Borrowers on a combined basis for such period, plus (iii)

all charges against income of Borrowers on a combined basis for such period for federal, state and local income taxes actually paid, calculated in accordance with GAAP, consistently applied.

                        "EBITDA" shall mean for any period for Borrowers on a combined basis the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, calculated in each case in accordance with GAAP, consistently applied.

                        "Eligible Inventory" shall mean and include Inventory (other than Inventory which is in transit to a Borrower or an agent or contractor of or for a Borrower) consisting of finished goods and excluding work in process owned by and in the possession of a Borrower and located at premises of a Borrower listed on Schedule 4.5, with respect to each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's sole credit judgment, obsolete, slow moving or unmerchantable and which Agent, in its sole credit judgment, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than Permitted Encumbrances described in clauses (a), (b), (c), (f) and (h) of the definition thereof). In addition, Inventory shall not be Eligible Inventory if it (i) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof, (ii) is in transit, (iii) is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement, (iv) constitutes Consigned Inventory, (v) is the subject of an Intellectual Property Claim; (vi) is subject to a License Agreement or other agreement that limits, conditions or restricts any Borrower's or Agent's right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; or (vii) or is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement.

                        "Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances described in clauses (a), (b), (c), (f) and (h) of the definition thereof), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a)            it arises out of a sale made by any Borrower to an Affiliate of such Borrower or any immediate family member of any Borrower or to a Person controlled by an Affiliate of any Borrower or controlled by any immediate family member of any Borrower;

(b)            it is due or unpaid more than sixty (60) days after the original due date or ninety (90) days after the original invoice date;

(c)            (x) in the case of Fuller, more than fifty percent (50%) of the aggregate amount of the Receivables from such Customer have at the time remained unpaid for more than ninety (90) days after the invoice date or (y) in the case of Allied Diagnostic or CPAC Equipment, more than thirty-three percent (33%) of the aggregate amount of the Receivables from such Customer have at the time remained unpaid for more than ninety (90) days after the original invoice date;

(d)            the Eligible Receivables from such Customer exceed 15% of the aggregate amount of Eligible Receivables hereunder, but only to the extent of such excess;

(e)            any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(f)             the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(g)             the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(h)             the sale to the Customer is on a bill-and-hold, guaranteed sale (other than Inventory sold to QVC on a guaranteed sale basis, which may be included as Eligible Inventory in the sole discretion of the Agent), sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(i)             Agent believes, in its sole credit judgment, that such Receivable may not be paid by reason of the Customer's financial inability to pay;

(j)             the Customer is the United States of America, any state or any department, agency or instrumentality of any of them ("Government Receivables"), unless such Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(k)            the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(l)             the Receivables of the Customer exceed a credit limit determined by Agent, in its sole credit judgment, to the extent such Receivable exceeds such limit;

(m)           the Receivable is subject to any offset, deduction, defense, dispute or counterclaim, the Customer is also a creditor or supplier of the applicable Borrower or the Receivable is contingent in any respect or for any reason;

(n)            the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(o)            any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(p)            such Receivable is not payable to a Borrower;

(q)            Receivables with respect to which the Customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts, unless the applicable Borrower is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; or

(r)             such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                        "Environmental Complaint" shall have the meaning set forth in Section 4.19(c).

                        "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                        "Equipment" shall mean and include all of each Credit Party's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                        "Equity Interests" of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                        "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one percent (1%)) equal to the Adjusted LIBO Rate.

                        "Eurodollar Rate Loan" shall mean any Revolving Advance that at any time that bears interest based on the Adjusted LIBO Rate.

                        "Euro-Rate Reserve Percentage" shall have the meaning set forth in the definition of Adjusted LIBO Rate.

                        "Event of Default" shall mean the occurrence of any of the events set forth in Article X.

                        "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, as the same has been, or shall hereafter be renewed, extended, amended or replaced from time to time.

                        "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                        "Fee Letter" shall mean the fee letter dated as of September 28, 2006 between Borrower and HSBC.

                        "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus capitalized expenditures made during such period to (b) the sum of (i) scheduled or other required payments of principal on Indebtedness for such period, plus (ii) Interest Expense for such period plus (iii) income taxes paid in cash during such period, plus, (iv) dividends paid during such period.

                        "Foreign Subsidiary" of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.

                        "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                        "Fuller Formula Amount" shall mean at the date of determination thereof, an amount equal to: (a) up to the Receivables Advance Rate of Eligible Receivables of Fuller, plus (b) up to the Inventory Advance Rate of the value of Eligible Inventory of Fuller, minus (c) such reserves as Agent may reasonably deem proper and necessary from time to time.

                        "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                        "General Intangibles" shall mean and include all of each Credit Party's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to any Credit Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                        "Government Receivables" shall have the meaning set forth in clause (i) of the definition of Eligible Receivables.

                        "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                        "Guarantor" shall mean CPAC and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

                        "Guaranty" shall mean any guaranty of the obligations of any Borrower executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

                        "Hazardous Discharge" shall have the meaning set forth in Section 4.19(c).

                        "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                        "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                        "HSBC" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                        "HSBC Bank" shall mean HSBC Bank USA, National Association, its successors and assigns.

                        "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include (a) all indebtedness, debt and similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness; (b) all indebtedness for borrowed money; (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP ("Capital Lease Obligations"); (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) all guaranties of such Person with respect to Indebtedness described in subparagraphs (a) through (d) of this definition; and (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

                        "Intellectual Property" shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

                        "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

                        "Interest Expense" shall mean, for any period, total interest expense of the Borrowers on a combined basis, determined in accordance with GAAP, but excluding all non-cash interest.

                        "Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the date such loan is made as, renewed as or converted into a Eurodollar Rate Loan and ending on the last day of such period as selected by the Borrowing Agent pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Borrowing Agent pursuant to the provisions below. The duration of each Interest Period for any Eurodollar Rate Loan shall be for a number of months selected by the Borrowing Agent upon notice as set forth in Section 2.2(b); provided that:

(i)        whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day; provided, that if such extension of time would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the last Business Day immediately preceding the last day of such Interest Period; and

(ii)       if the Borrowing Agent renews any Eurodollar Rate Loan for an additional Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period; however, interest shall only be charged once for such day at the rate applicable to the Eurodollar Rate Loan for the new Interest Period.

                        "Interest Rate Hedge" shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor, option or similar agreements entered into by Borrower in order to provide protection to, or minimize the impact upon, Borrower of increasing floating rates of interest applicable to Indebtedness.

                        "Inventory" shall mean and include all of each Credit Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Credit Party's business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of each Credit Party, and all documents of title or other documents representing them.

                        "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii).

                        "Investment Property" as defined in the UCC and shall include all of each Credit Party's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts, commodities accounts, stocks, mutual fund shares, money market shares and U.S. Government securities, provided that the term "Investment Property" shall not include the Equity Interests of any Foreign Subsidiary of a Credit Party.

                        "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof (it being agreed that so long as HSBC shall be Agent or a Lender, then the Issuer shall be HSBC Bank); provided, however, that in the event that HSBC is neither Agent nor a Lender, the "Issuer" with respect to all subsequently issued Letters of Credit shall be a Lender selected by Borrower.

                        "Leasehold Interests" shall mean all of each Borrower's right, title and interest in all premises leased by any Credit Party from time to time.

                        "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                        "Lender Default" shall have the meaning forth in Section 2.16(a).

                        "Letter of Credit Application" shall have the meaning set forth in Section 2.10.

                        "Letter of Credit and Guarantee Fees" shall have the meaning set forth in Section 3.2.

                        "Letters of Credit" shall have the meaning set forth in Section 2.9.

                        "License Agreement" shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower's business operations.

                         "Licensor" shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower's business operations.

                        "Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of any Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of any Borrower's default under any License Agreement with such Licensor.

                        "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

                        "Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.

                        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, assets, revenues, debt service capacity, tax position, environmental liability, financial condition or prospects of any Credit Party, (b) any ability of any Credit Party to duly and punctually pay or perform the Obligations in accordance with the terms hereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                        "Maximum Revolving Advance Amount" shall mean $12,000,000.

                        "Maximum Undrawn Amount" shall mean with respect to any outstanding Letter of Credit and Air Release/Steamship Guarantees, the amount of such Letter of Credit or Air Release/Steamship Guarantee that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit or Air Release/Steamship Guarantee, whether or not any such automatic increase has become effective.

                        "Mortgages" shall mean the mortgage on (x) the Real Property located in the Leicester, New York securing the original principal amount of $525,000 and (y) the Real Property located in Great Bend, Kansas, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                        "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                        "Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

                        "Non-Defaulting Lenders" shall have the meaning set forth in Section 2.15(b).

                        "Note" or "Notes" shall mean, individually or collectively, the Revolving Credit Note.

                        "Obligations" shall mean and include any and all of Borrower's Indebtedness and/or liabilities under this Agreement or the Other Documents to Agent, any Lender, any Issuer or any Affiliate of Agent, any Lender or any Issuer, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding) including all expenses, fees, attorney's fees or other amounts chargeable to Borrower hereunder or under any Other Document and including all obligations of Borrower to Agent, any Lender or any Issuer to perform acts or refrain from taking any action. For the avoidance of doubt, the term "Obligations" shall include all Bank Products Obligations from time to time owing to Agent, any Lender or any Affiliate thereof.

                        "Other Documents" shall mean the Notes, any Guaranty, the Questionnaire, the Mortgages, the Stock Pledge Agreement, the Fee Letter, the Trademark Documents, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Credit Party or any Person (as authorized by Borrower) or by any Person who becomes a Guarantor of the Obligations and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                        "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                        "Payment Office" shall mean initially 452 Fifth Avenue, New York, New York 10018; thereafter, such other office of Agent, if any, which it may designate by notice to the Borrowing Agent and to each Lender to be the Payment Office.

                        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor.

                        "Pension Benefit Plan" shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

                        "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent, Lenders and/or any Issuer, which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the applicable Credit Party; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, appeal bonds, customs bonds and other obligations of like nature arising in the ordinary course of any Credit Party's business; (f) judgment Liens that have been stayed or bonded or otherwise would not result in an Event of Default and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Credit Party's business with respect to obligations which are not due or which are being contested in good faith by the applicable Credit Party; (g) Liens placed upon fixed assets hereafter acquired to secure all or a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the applicable Credit Party and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 7.2.

                       "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                        "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any Credit Party or any member of the Controlled Group or any such Plan to which any Credit Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                        "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a).

                        "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(a).

                        "Purchasing Lender" shall have the meaning set forth in Section15.3(c).

                        "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by each Credit Party and delivered to Agent.

                        "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as same may be amended from time to time.

                        "Real Property" shall mean all of each Credit Party's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

                        "Receivables" shall mean and include as to each Credit Party, all of such Credit Party's accounts (including, without limitation, all health-care insurance receivables), contract rights, instruments (including promissory notes and other instruments evidencing Indebtedness owed to any Credit Party by its Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to any Credit Party arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                        "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i).

                        "Release" shall have the meaning set forth in Section 5.7(c).

                        "Reportable Event" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

                        "Required Lenders" shall mean Lenders holding at least sixty-six and two-thirds of one percent (66.66%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding sixty-six and two-thirds of one percent (66.66%) of the Commitment Percentages.

                        "Revolving Advances" shall mean Advances made other than Letters of Credit and Air Releases/Steamship Guarantees.

                        "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a).

                        "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus one quarter of one percent (0.25%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two percent (2.00%) with respect to Eurodollar Rate Loans.

                        "Settlement Date" shall mean the Closing Date and thereafter Tuesday of each week, unless such day is not a Business Day in which case it shall be the next succeeding Business Day, and every other Business Day designated by Agent as a "Settlement Date" by notice from Agent to each Lender.

                        "Standby Letters of Credit" shall mean all Letters of Credit issued in connection with this Agreement as a credit enhancement for certain Indebtedness (other than Indebtedness for borrowed money) of Borrower.

                        "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or managers of such corporation or other entity, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                        "Stock Pledge Agreement" shall mean a Stock Pledge Agreement, dated as of the Closing Date, pursuant to which each Credit Party pledges to Agent as Collateral for the Obligations the issued and outstanding shares of Subsidiary Stock.

                        "Subsidiary Stock" shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by any Credit Party, provided that "Subsidiary Stock" shall not include the Equity Interests of any Foreign Subsidiary of any Credit Party.

                        "Term" shall mean the period commencing on the Closing Date and ending on the Termination Date.

                        "Termination Date" shall have the meaning set forth in Section 13.1.

                        "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Credit Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Credit Party or any member of the Controlled Group from a Multiemployer Plan.

                        "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                        "Trademark Documents" shall mean, collectively, the Trademark Collateral Security Agreement and Trademark Assignment of Security Interest, dated as of the Closing Date between Agent and each Credit Party.

                        "Trading with the Enemy Act" shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

                        "Transactions" shall have the meaning set forth in Section 5.5(a).

                        "Transferee" shall have the meaning set forth in Section 15.3.

                        "UCC" shall have the meaning set forth in Section 1.3.

                        "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount plus any cash and Cash Equivalents of the Credit Parties, to the extent such cash or Cash Equivalents are subject to a first priority perfected security interest in favor of Agent, for its benefit and the benefit of the Lenders, and which cash and Cash Equivalents are maintained in a controlled deposit account acceptable to Agent or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of the

Advances plus (ii) all amounts due and owing to the Credit Parties' trade creditors which are more than sixty (60) days past due.

                        "USA PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required To Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be renewed, extended, amended or replaced from time to time.

                        "Week" shall mean the time period commencing with the opening of business on a Monday and ending on the end of business the following Sunday.

            1.3.      UCC Terms.

                        All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the "UCC") shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts", "chattel paper", "commercial tort claims", "instruments", "general intangibles", "payment intangibles", "supporting obligations", "securities", "investment property", "documents", "deposit accounts", "software", "letter of credit rights", "inventory", "equipment" and "fixtures", as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the UCC. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

            1.4.      Certain Matters of Construction.

                        The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement, as modified or supplemented with the consent of Agent in its sole discretion unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other

Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase "to the best of any Borrower's knowledge", "to the best of any Credit Party's knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower or any Credit Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of such Borrower or such Credit Party or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower or such Credit Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II.         ADVANCES, PAYMENTS.

            2.1.      Revolving Advances.

                        (a)       Revolving Advances. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.1(c) and Article VIII), each Lender, severally and not jointly, will make Revolving Advances to Borrowers during the Term in aggregate amounts outstanding at any time not to exceed such Lender's Commitment Percentage of the lesser of (x) an amount equal to (i) the Maximum Revolving Advance Amount minus (ii) the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Release/Steamship Guarantees or (y) an amount equal to the sum of:

(i)        up to 85%, subject to the provisions of Section 2.1(c) (the "Receivables Advance Rate"), of Eligible Receivables; plus

(ii)       up to the lesser of (A) (x) 60%, subject to the provisions of Section 2.1(c) hereof, of the value of the Eligible Inventory of Fuller and (y) 50%, subject to the provisions of Section 2.1(c) hereof, of the value of the Eligible Inventory of CPAC Equipment and Allied (collectively, the "Inventory Advance Rates" and together with the Receivables Advance Rates, collectively, the "Advance Rates"), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) or (C) $4,000,000 in the aggregate at any one time, minus;

(iii)      the Availability Reserve, minus;

(iv)      the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees, minus

(v)       such reserves as Agent may reasonably deem proper and necessary from time to time.

                        The amount derived from the sum of Sections 2.1(a)(y)(i) plus 2.1(a)(y)(ii) minus 2.1(a)(y)(iii) minus Section 2.1(a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount".

                        The Revolving Advances shall be evidenced by one or more secured promissory notes (each, a "Revolving Credit Note") executed by each Borrower in favor of each Lender in the amount of such Lender's Commitment Percentage of the Revolving Advances and shall be in substantially in the form attached hereto as Exhibit 2.1(a).

                        (b)       Individual Revolving Advances. Each Lender, severally and not jointly, will make Revolving Advances to (i) Fuller, individually, and (ii) Allied Diagnostic and CPAC Equipment, collectively, in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of (x) in the case of Fuller, the Fuller Formula Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees issued for the account of Fuller and (y) in the case of Allied Diagnostic and CPAC Equipment, the Allied/CPAC Equipment Formula Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees issued for the account of Allied Diagnostic or CPAC Equipment.

                        (c)       Discretionary Rights. Subject to the provisions of Section 15.2(b), the Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion based upon the lending practices of Agent, consistent with criteria customary in the commercial finance industry generally. Agent shall give Borrowing Agent not less than two (2) Business Days prior written notice of its determination to decrease the Advance Rates. Each Borrower consents to any such increases or decreases and acknowledge that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by such Borrower.

            2.2.      Procedure for Borrowing.

                        (a)       Borrowing Agent, on behalf of any Borrower, may notify Agent prior to 11:00 a.m. (New York time) on a Business Day of any Borrower's request to incur, on that day, a Revolving Advance hereunder. Any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, any Lender and/or any Issuer, or with respect to any other Obligation, which shall become due, shall be deemed a request for a Revolving Advance to be maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this

Agreement, or any other agreement with Agent, any Lender and/or any Issuer and such request shall be irrevocable.

                        (b)       Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent written notice by no later than 11:00 a.m. (New York time) on the day which is three (3) Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Revolving Advance to be borrowed, which amount shall be in a minimum amount of $100,000 and in integral multiples of $100,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans consisting of Revolving Advances shall be for one or three months. No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each such borrowing, there shall not be outstanding more than three (3) Eurodollar Rate Loans consisting of Revolving Advances, in the aggregate at any time. Agent shall provide Borrowing Agent with a quote of the actual interest rate available for the Eurdollar Rate Loan requested by Borrowing Agent, which quote shall be given on the day after such Eurodollar Rate Loan is requested and such quote shall be effective from the day provided by Agent until one (1) Business Day thereafter.

                        (c)       Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the Termination Date.

                        (d)       Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(e).

                        (e)       Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent, on behalf of any Borrower, may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If any Borrower desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 11:00 a.m. (New York time) (i) on the day which is three (3) Business Days' prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each request for a Eurodollar Rate Loan, there shall not be outstanding more than three (3) Eurodollar Rate Loans consisting of Revolving Advances, in the aggregate.

                        (f)       At its option and upon written notice given prior to 11:00 a.m. (New York time) three (3) Business Days' to the date of such prepayment, Borrowers may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty (except amounts which may be owed pursuant to Section 15.5(a)), but with accrued interest on the principal being prepaid to the date of such repayment. Borrowing Agent shall specify the date of prepayment of Revolving Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Agent and Lenders therefor in accordance with Section 15.5(a).

                        (g)       Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this Section 2.2(g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into Domestic Rate Loans. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

            2.3.      Disbursement of Advance Proceeds.

                        All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Section 2.2(a) shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to such Borrower by the close of business on the day so requested by Borrowing Agent by way of credit to such Borrower's operating account maintained with Agent or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

            2.4.      Maximum Advances and Letters of Credit and Air Releases/Steamship Guarantees.

                        The aggregate balance of Revolving Advances outstanding plus the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees shall not exceed the lesser of (a) the Maximum Revolving Advance Amount and (b) the Formula Amount.

            2.5.      Repayment of Advances.

                        (a)       The Revolving Advances shall be due and payable in full on the Termination Date subject to earlier prepayment as herein provided.

                        (b)       Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent's account. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                        (c)       All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Revolving Advances maintained as a Domestic Rate Loan as provided in Section 2.2 in the amount of all such Obligations due and owing. In the event Agent charges Borrowers' Account or makes any such Revolving Advances, the statement of account required to be delivered to Borrowing Agent under Section 2.8 shall reflect all such charges or Revolving Advances which occurred in the prior month.

                        (d)       Each Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

            2.6.      Repayment of Excess Revolving Advances.

                        The aggregate balance of Revolving Advances outstanding at any time in excess of the maximum amount of Revolving Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred, together with any amounts which may be due under Section 15.5(a) if a Eurodollar Rate Loan is required to be prepaid as a consequence of this section.

            2.7.      Statement of Account.

                        Agent shall maintain, in accordance with its customary procedures, a loan account (the "Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon each Borrower in the absence of manifest error and shall constitute an account stated between Lenders and each Borrower unless Agent receives a written statement of any Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

            2.8.      Letters of Credit and Air Releases/Steamship Guarantees.

                        Subject to the terms and conditions hereof, Agent shall (a) cause the issuance of Documentary Letters of Credit and Standby Letters of Credit (collectively, "Letters of Credit") by the Issuer on behalf of any Borrower and (b) cause the issuance of Air Releases/Steamship Guarantees; provided, however, that Agent will not be required to cause to be issued any Letters of Credit or Air Releases/Steamship Guarantees to the extent that the Maximum Undrawn Amount of such Letters of Credit and Air Releases/Steamship Guarantees would then cause the sum of (i) the outstanding Revolving Advances plus (ii) Maximum Undrawn Amount of outstanding Letters of Credit and Air Releases/Steamship Guarantees to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount; provided, further, however, that Agent will not be required to issue or cause to be issued any Letters of Credit or Air Releases/Steamship Guarantees to the extent that the issuance or creation of such Letters of Credit or Air Releases/Steamship Guarantees for the benefit of such Borrower would then cause (A) in the case of Fuller, the sum of (i) the outstanding Revolving Advances to Fuller plus (ii)

the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees issued or caused to be issued on behalf of Fuller to exceed the Fuller Formula Amount or (B) in the case of Allied Diagnostic and CPAC Equipment, the sum of (i) the outstanding Revolving Advances to Allied Diagnostic and CPAC Equipment plus (ii) the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees issued or caused to be issued on behalf of Allied Diagnostic or CPAC Equipment to exceed the Allied/CPAC Equipment Formula Amount. The Maximum Undrawn Amount of outstanding Letters of Credit shall not exceed $7,500,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit and Air Release/Steamship Guarantees shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit and Air Releases/Steamship Guarantees that have not been drawn upon shall not bear interest.

            2.9.      Issuance of Letters of Credit and Air Releases/Steamship Guarantees.

                        (a)       Borrowing Agent, on behalf of any Borrower, may request Agent to cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Issuer's standard form of letter of credit and security agreement and standard form of letter of credit application (collectively, the "Letter of Credit Application") and any draft if applicable, completed to the satisfaction of Agent; and such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Agent shall use its best efforts to cause all Letters of Credit requested by Borrowing Agent and approved by Agent in accordance with the terms of this Agreement to be issued no later than three (3) Business Days after the day so requested by Borrowing Agent.

                        (b)       Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) (a) with respect to Documentary Letters of Credit, have an expiry date not later than two hundred and forty (240) days after such Documentary Letter of Credit's date of issuance or (b) with respect to Standby Letters of Credit, have an expiry date not later than twelve (12) months after such Standby Letter of Credit's date of issuance. With respect to clauses (ii)(a) and (ii)(b) above, in no event shall any Letters of Credit issued hereunder have an expiry date later than the Termination Date unless Borrower provides cash collateral equal to not less than one hundred five percent (105%) of the face amount thereof to be held by Agent pursuant to a cash collateral agreement in form and substance satisfactory to Agent. Each Documentary Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York. All Standby Letters of Credit shall be subject to the laws or rules designated in such Standby Letter of Credit, or if no laws or rules are designated, the International Standby Practices (ISP98 - International Chamber of Commerce Publication Number 590) (the "ISP98 Rules") and, as to matters not governed by the ISP98 Rules, the laws of the State of New York.

                        (c)       Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder or Air Releases/Steamship Guarantee.

                        (d)       Subject to terms set by Agent from time to time in its discretion with respect to the issuance of Air Releases/Steamship Guarantees generally (which discretion shall be exercised in a manner consistent with criteria customary in the commercial finance industry generally), Borrowing Agent, on behalf of any Borrower, may request Air Releases/Steamship Guarantees on any Business Day by delivering to Agent a request therefor in form reasonably acceptable to Agent and, upon demand, copies of all invoices, delivery receipts and related documents relating to that request that Agent might require. Provided that the request for an Air Releases/Steamship Guarantees is received prior to 10:30 a.m. on a Business Day and approved by Agent in accordance with the terms of this Agreement, Agent shall issue, or cause to be issued, an Air Release/Steamship Guarantee on the same Business Day.

                        (e)       To the extent each Air Release/Steamship Guarantee has not terminated or been returned to Agent on the day preceding the expiration of the Term, Borrower shall provide cash collateral equal to not less than one hundred five percent (105%) of the Maximum Undrawn Amount thereof plus any variances allowed thereunder to be held by Agent pursuant to a cash collateral agreement in form and substance satisfactory to Agent.

            2.10.    Requirements For Issuance of Letters of Credit and Air Releases/Steamship Guarantees.

                        (a)       In connection with the issuance of any Letter of Credit or Air Release/Steamship Guarantee, each Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit or Air Release/Steamship Guarantee to be issued or created for any Borrower. Each Borrower shall be bound by Agent's or Issuer's regulations and good faith interpretations of any Letter of Credit or Air Release/Steamship Guarantee issued or created for any Borrower's account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in any Letter of Credit, Air Release/Steamship Guarantee or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit or Air Release/Steamship Guaranty except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

                        (b)       Borrowing Agent, on behalf of the applicable Borrower, shall authorize and direct any Issuer of a Letter of Credit or an Air Release/Steamship Guarantee to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit or Air Release/Steamship Guarantee and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, Air Release/Steamship Guarantee or the application therefor.

                        (c)       In connection with all Letters of Credit and Air Releases/Steamship Guarantees issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority following the occurrence and during the continuation of an Event of Default (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through Customs in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable judgment). This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                        (d)       Each Lender shall, to the extent of the amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit or Air Releases/Steamship Guarantees, be deemed to have irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation, and (ii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit or Air Release/Steamship Guarantee and all disbursements thereunder, in each case in an amount equal to such Lender's applicable Commitment Percentage times the outstanding amount of the Letters of Credit and Air Releases/Steamship Guarantees and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1(a), and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit or Air Releases/Steamship Guarantees hereunder; (B) no Letters of Credit or Air Releases/Steamship Guarantees issued hereunder remains outstanding and uncancelled or (C) all Persons (other than

Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit and Air Releases/Steamship Guarantees.

            2.11.    Additional Payments.

                        Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1, may be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

            2.12.    Manner of Borrowing and Payment.

                        (a)       Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

                        (b)       Each payment (including each prepayment) by any Borrower on account of the principal of the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m. (New York time), in Dollars and in immediately available funds.

                        (c)       (i)         Notwithstanding anything to the contrary contained in Sections 2.12(a) and 2.12(b), commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m. (New York time) on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                                    (ii)       Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

                                    (iii)      Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                        (d)       If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                        (e)       Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from the applicable Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect any Borrower's rights (if any) against such Lender.

            2.13.    Mandatory Prepayments.

                        (a)       When any Credit Party sells or otherwise disposes of any Collateral, other than Inventory in the ordinary course of business, Borrowers shall offer to Agent in writing to repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such offer to repay the Advances to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds. If the Requisite Lenders decide (in their sole and absolute discretion) to accept such offer to prepay the Advances they shall so notify the Borrowing Agent in writing and within one (1) Business Day following Borrowing Agent's receipt of such notice, the Borrowers shall repay (or cause to be repaid) the Advances in an amount equal to the net proceeds of such sale, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

                        (b)       Subject to the provisions of Section 4.11, Agent shall apply the proceeds of any insurance settlements from casualty losses which are received by Agent, to the Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

                        (c)       If any Credit Party receives any proceeds from the issuance of Equity Interests or from the issuance or incurrence of any Indebtedness (other than Indebtedness permitted under Section 7.8), Borrowers shall offer to Agent in writing to repay the Advances in an amount equal to the net proceeds of such issuance (i.e., gross proceeds less the reasonable costs of such sales or issuances), such offer to repay to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds. If the Requisite Lenders decide (in their sole and absolute discretion) to accept such offer to prepay the Advances, Agent shall so notify the Borrowing Agent in writing and within one (1) Business Day following Borrowing Agent's receipt of such notice the Borrowers shall repay (or cause to be repaid) the Advances in an amount equal to the net proceeds of such sale or issuance, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale or issuance otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

            2.14.    Use of Proceeds.

                        (a)       Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Bank of America, N.A., (ii) pay fees and expenses relating to this transaction, and (iii) provide for its working capital needs and reimburse drawings under Letters of Credit.

                        (b)       Without limiting the generality of Section 2.14(a) above, neither the Borrower, any other Credit Party nor any other Person which may in the future become party to this Agreement or the Other Documents as Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

            2.15.    Defaulting Lender.

                        (a)       Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

                        (b)       Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided that Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of such payments received or retained by it for the account of such Defaulting Lender.

                        (c)       A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

                        (d)       Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                        (e)       In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.        INTEREST AND FEES.

            3.1.      Interest.

                        Interest on Advances shall be payable to Agent for the benefit of Lenders in arrears on the first day of each calendar month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the calendar month at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two percent (2.0%) per annum (the "Default Rate").

            3.2.      Letter of Credit Fees and Guarantee Fees; Cash Collateral.

                        (a)       Borrowers shall pay (w) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by two percent (2.00%) per annum, the fees under this Section 3.2(a)(w) to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term, (x) to Agent for the benefit of the Issuer, any and all fees and expenses as set forth in the Letter of Credit Application in connection with any Letter of Credit, including, without limitation, in connection with the issuance, amendment or renewal of any such Letter of Credit, (y) to Agent for the ratable benefit of Lenders, a fee equal to the greater of (i) one-quarter of one percent (0.25%), of the amount of each draft negotiated with respect to any Letter of Credit upon the payment thereof and (ii) $100, and (z) to Agent, solely for its benefit as the issuer of any Air Release/Steamship Guarantee, a fee of $75 for each Air Release/Steamship Guarantee issued and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit and Guarantee Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, Agent may, and at the direction of the Required Lenders shall, increase the Letter of Credit and Guarantee Fees by two percent (2.00%) per annum. All

Letter of Credit and Guarantee Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.

                        (b)       On demand from Agent or the Required Lenders at any time following the occurrence of a Default (whether or not such Default is continuing), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral for the Obligations, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrowers mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

            3.3.      Facility Fee. If, for any calendar month during the Term, the average daily unpaid balance of the Advances for each day of such calendar month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three eighths of one percent (0.375%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each month.

            3.4.      Fee Letter.

            Borrower shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

            3.5.      Computation of Interest and Fees.

                        Interest and fees hereunder shall be computed on the basis of a year of 360 days (or 365/366 days in the case of interest with respect to Domestic Rate Loans) and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension; provided, that with respect to Eurodollar Rate Loans, if extending such payment would cause the last day of the applicable Interest Period to be extended into the next calendar month, then the due date for such payment shall be the immediately preceding Business Day.

            3.6.      Maximum Charges.

                        In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to the applicable Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

            3.7.      Increased Costs.

                        In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                        (a)       subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                        (b)       impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                        (c)       impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender reasonably deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Adjusted LIBO Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

            3.8.      Basis For Determining Interest Rate Inadequate or Unfair.

                        In the event that Agent or any Lender shall have determined that:

                        (a)       reasonable means do not exist for ascertaining the Adjusted LIBO Rate applicable pursuant to Section 2.2 for any Interest Period; or

                        (b)       Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrowers shall have no right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

            3.9.      Capital Adequacy.

                        (a)       In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount reasonably deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                        (b)       A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) when delivered to Borrowing Agent shall be conclusive absent manifest error.

            3.10.    Gross Up for Taxes.

                        If any Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents to Agent, or any Lender, assignee of any Lender, or Participant (each, individually, a "Payee" and collectively, the "Payees"), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the "Gross-Up Payment"), (b) each Borrower shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Notwithstanding the foregoing, no Borrower shall be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.11 hereof.

            3.11.    Withholding Tax Exemption.

                        (a)       Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrowing Agent and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

                        (b)       Each Payee required to deliver to Borrowing Agent and Agent a valid Withholding Certificate pursuant to Section 3.11(a) hereof shall deliver such valid Withholding Certificate as follows: (A) each Payee which is a party hereto on the

Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrowers hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent). Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Agent.

                        (c)       Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.11(b) hereof, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Code.

IV.        COLLATERAL: GENERAL TERMS.

            4.1.      Security Interest in the Collateral.

                        To secure the prompt payment and performance to Agent, each Issuer and each Lender of the Obligations, each Credit Party hereby assigns, pledges and grants to Agent for the ratable benefit of Agent, each Issuer and each Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Credit Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

            4.2.      Perfection of Security Interest.

                        (a)       Each Credit Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may reasonably specify, and stamping or marking, in such manner as Agent may reasonably specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements reasonably satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law.

                        (b)       Agent may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as "all assets" of such Credit Party and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Credit Party agrees to furnish any such information to Agent promptly upon request.

                        (c)       Each Credit Party shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain "control" of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral for the benefit of the Lenders and of its rights therein. If any Credit Party shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC), such Credit Party shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Credit Party shall be deemed to thereby grant to Agent for the benefit of the Lenders (and each Credit Party hereby grants to Agent, for the benefit of each Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

                        (d)       Each Credit Party hereby confirms and ratifies all UCC financing statements filed by Agent with respect to such Credit Party on the date of this Agreement.

                        (e)       All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

            4.3.      Disposition of Collateral.

                        Each Credit Party will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposal, disposition or transfer of obsolete and worn-out Equipment during any fiscal year having an aggregate fair market value of not more than $100,000, and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.13.

            4.4.      Preservation of Collateral.

                        In addition to the rights and remedies set forth in Section 11.1, Agent may: (a) at any time take such steps as Agent deems necessary in its sole credit judgment to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) employ and maintain at any Credit Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) lease warehouse facilities to which Agent may move all or part of the Collateral; and (d) use any Credit Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral. In addition, in connection with any inspections or field examinations performed by or on behalf of Agent, Agent shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through each Borrower's owned or leased property. Each Credit Party shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

            4.5.      Ownership of Collateral.

                        (a)       With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Credit Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement with respect to the Collateral executed by any Credit Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of any Credit Party that appear on such documents and agreements shall be genuine and each Credit Party shall have full capacity to execute same; and (d) each Credit Party's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3.

                        (b)        (i) There is no location at which any Credit Party has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of each Credit Party is stored; none of the receipts received by any Credit Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns; (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Credit Party and (B) the chief executive office of each Credit Party; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Credit Party, together with the names and addresses of any landlords.

            4.6.      Defense of Agent's and Lenders' Interests.

                        Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's security interests in the Collateral shall continue in full force and effect. During such period no Credit Party shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Credit Party shall defend Agent's interests in the Collateral against any and all Persons whatsoever. Subsequent to the occurrence and during the continuation of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation, labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, each Credit Party shall, upon demand, assemble and make it available to Agent at one of such Credit Party's locations set forth on Schedule 4.5. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. Upon the occurrence and during the continuation of an Event of Default, each Credit Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into such Credit Party's possession, they shall be held by such Credit Party in trust as Agent's trustee, and such Credit Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

            4.7.      Books and Records.

                        Each Credit Party shall, (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this Section 4.7 shall be made in accordance with, or as required by, GAAP consistently applied.

            4.8.      Financial Disclosure.

                        Each Credit Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Credit Party at any time during the Term to exhibit and deliver to

Agent and each Lender copies of any of such Credit Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Credit Party's financial status and business operations. Each Credit Party hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Credit Party, whether made by such Credit Party or otherwise; however, Agent will attempt to obtain such information or materials directly from the applicable Credit Party prior to obtaining such information or materials from such authorities.

            4.9.      Compliance with Laws.

                        Each Credit Party shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of such Credit Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The Collateral at all times shall, to the best of each Credit Party's knowledge, be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

            4.10.    Inspection of Premises.

                        At all reasonable times, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Credit Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of such Credit Party's business. Agent, any Lender and their agents may enter upon any of any Credit Party's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Credit Party's business.

            4.11.    Insurance.

                        Each Credit Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Credit Party's own cost and expense in amounts and with carriers acceptable to Agent, each Credit Party shall (a) keep all its insurable properties and properties in which such Credit Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Credit Party's including, without limitation, business interruption insurance; (b) maintain a bond in such amount as is customary in the case of companies in the same industry and of comparable size as such Credit Party against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Credit Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Credit Party is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy other than nonpayment of premiums, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Credit Party to make payment for such loss to Agent and not to the applicable Credit Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (c) above, provided, however, that prior to the occurrence of an Event of Default, Agent shall consult with the applicable Credit Party in connection with adjusting and compromising any such claims but ultimately Agent shall make the final decision with respect to such claims in the event that Agent and such Credit Party disagree as to how such claims shall be handled. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to the applicable Credit Party or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Credit Parties to Agent, on demand.

            4.12.    Failure to Pay Insurance.

                        If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrowers' Account, and charge Borrowers' Account therefor and such expenses so paid shall be part of the Obligations.

            4.13.    Payment of Taxes.

                        Each Credit Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Credit Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Credit Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's reasonable opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Credit Party pay the taxes, assessments or other Charges and each Credit Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Credit Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the

Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until the applicable Credit Party shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

            4.14.    Payment of Leasehold Obligations.

                        Each Credit Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's reasonable request will provide evidence of having done so.

            4.15.    Receivables

.

                        (a)       Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable Borrower, or work, labor or services theretofore rendered by such Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with such Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowing Agent to Agent.

                        (b)       Solvency of Customers. Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of such Borrower who are not solvent such Borrower will set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                        (c)       Locations of Credit Parties. Each Credit Party's chief executive office is located at the addresses set forth on Part I of Schedule 4.15(c). Until written notice is given to Agent by Borrowing Agent of any other office at which any Credit Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office or at such other locations set forth on Part II of Schedule 4.15(c).

                        (d)       Collection of Receivables. Until any Credit Party's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuation of an Event of Default or a Default), each Credit Party will, at such Credit Party's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with such Credit Party's funds or use the same except to pay Obligations or as otherwise permitted by this Agreement. Each Credit Party shall, upon request of Agent, deliver to Agent, or deposit in the

Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                        (e)       Notification of Assignment of Receivables. Agent shall, following the occurrence and during the continuation of an Event of Default, have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                        (f)       Power of Agent to Act on Credit Parties' Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Credit Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Credit Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Credit Party hereby constitutes Agent or Agent's designee as Credit Party's attorney with power (i) to endorse such Credit Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Credit Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Credit Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Credit Party's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Credit Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Credit Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall (following the occurrence and during the continuation of an Event of Default) have the right at any time to change the address for delivery of mail addressed to any Credit Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to such Credit Party. Agent shall provide Borrowing Agent with prompt notice of any action taken pursuant to this Section 4.15(f); provided, however, that failure to give such notice shall not affect the validity of such action.

                        (g)       No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Agent may, without notice or consent from any Credit Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting any Credit Party's liability hereunder.

                        (h)       Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by each Credit Party into a lockbox account, dominion account or such other blocked account (collectively, the "Blocked Accounts") as Agent may require pursuant to an arrangement with such bank (the "Blocked Account Bank") as may be selected by the Borrowing Agent and be acceptable to Agent. Each Credit party, Agent and such Blocked Account Bank shall enter into an agreement directing said Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in a Blocked Account shall immediately become the property of Agent and the applicable Credit Party shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts (collectively, the "Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and the Credit Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                        (i)       Adjustments. No Credit Party will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Credit Party.

            4.16.    Inventory.

                        To the extent Inventory held for sale or lease has been manufactured by any Credit Party, it has been and will be produced by such Credit Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

            4.17.    Maintenance of Equipment.

                        The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Credit Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Each Credit Party shall have the right to sell Equipment to the extent set forth in Section 4.3.

            4.18.    Exculpation of Liability.

                        Nothing herein contained shall be construed to constitute Agent or any Lender as any Credit Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Credit Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Credit Party of any of the terms and conditions thereof.

            4.19.    Environmental Matters.

                        (a)       Each Credit Party shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                        (b)       Each Credit Party shall dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Each Credit Party shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by such Credit Party in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                        (c)       In the event any Credit Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or such Credit Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then such Credit Party shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which such Credit Party is aware giving rise to the Hazardous Discharge or

Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                        (d)       Each Credit Party shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by such Credit Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Credit Party and the Authority regarding such claims to Agent until the claim is settled. Each Credit Party shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that such Credit Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                        (e)       Each Credit Party shall respond to any Hazardous Discharge or Environmental Complaint within fifteen (15) days of notice of such Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Credit Party shall fail to respond to any Hazardous Discharge or Environmental Complaint within fifteen (15) days of notice of such Hazardous Discharge or Environmental Complaint or any Credit Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and the Credit Parties.

                        (f)        Promptly upon the written request of Agent from time to time when Agent reasonably believes a Hazardous Discharge has occurred on, under, at or within the Real Property (and such reasonable belief is set forth in the written request), such Credit Party shall provide Agent, at such Credit Party's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require the applicable Credit Party to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                        (g)       For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Credit Party's right, title and interest in and to its owned and leased premises.

            4.20.    Financing Statements.

                        Except as respects the financing statements filed by Agent with respect to the transactions contemplated under this Agreement and the financing statements described on Schedule 7.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

            4.21.    Collateral Audits.

                        At the written request of Agent in its sole discretion, but no more frequently than (x) one (1) time in each fiscal year with respect to appraisals of Inventory and (y) three (3) times in each fiscal year with respect to field examinations, collateral analysis, monitoring or other business analysis, unless an Event of Default has occurred and is continuing in which case such limitations shall not apply, the Credit Parties shall permit Agent or one or more designees of Agent to perform, at Credit Parties' expense, such appraisals of Inventory or other Collateral, field examinations, collateral analysis, monitoring or such other business analysis as required by Agent and shall in connection therewith provide Agent with access during normal business hours to all facilities and all book and records of the Credit Parties required by Agent to conduct such audits.

V.        REPRESENTATIONS AND WARRANTIES.

            Each Credit Party represents and warrants as follows:

            5.1.      Authority.

                        Each Credit Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within each Credit Party's corporate power, have been duly authorized, are not in contravention of law or the terms of any Credit Party's by-laws, certificate of incorporation or other applicable documents relating to any Credit Party's formation or to the conduct of any Credit Party's business or of any material agreement or undertaking to which any Credit Party is a party or by which any Credit Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Credit Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which any Credit Party or its property is a party or by which it may be bound. This Agreement and the Other Documents, as applicable, constitute the legal, valid and binding obligation of each Credit Party, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            5.2.      Formation and Qualification.

                        (a)       Each Credit Party is duly formed or incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Credit Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The exact State organizational number of each Credit Party is set forth on Schedule 5.2(a). Each Credit Party has delivered to Agent true and complete copies of its certificate of incorporation, by-laws and stockholder's agreement (or any other agreements among the equityholders of such Credit Party) and will promptly notify Agent of any amendment or changes thereto.

                        (b)       The only Subsidiaries of and equityholders in each Credit Party are listed on Schedule 5.2(b).

            5.3.      Truthfulness of Representations and Warranties.

                        All representations and warranties of each Credit Party contained in this Agreement and the Other Documents shall be true at the time of such Credit Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

            5.4.      Tax Returns.

                        Each Credit Party's federal tax identification number is set forth on Schedule 5.4. Each Credit Party has filed all federal, state and local income tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable other than any such taxes, assessments, fees or other governmental charges which are being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by such Credit Party as more fully described on Schedule 5.4 hereto. Federal, state and local income tax returns of each Credit Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 2006. The provision for taxes on the books of each Credit Party are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Credit Party does has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

            5.5.      Financial Statements.

                        (a)       The balance sheet of the Credit Parties on a consolidated basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date, is accurate, complete and correct and fairly reflects the financial condition of the Credit Parties as of June 30, 2006, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrower. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                        (b)       The monthly cash flow projections of the Credit Parties and their projected balance sheets, in each case for each month ending on or prior to March 31, 2007, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Credit Parties, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Credit Parties' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                        (c)       The audited balance sheet of Credit Parties on a consolidated basis as of March 31, 2006, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Credit Parties on a consolidated basis at such date and the results of its operations for such period). Since March 31, 2006, there has been no change in the condition, financial or otherwise, of the Credit Parties as shown on the balance sheet as of such date and no change in the aggregate value of machinery and Equipment and Real Property owned by the Credit Parties, the effect of which could reasonably be expected to have a Material Adverse Effect individually or in the aggregate.

            5.6.      Entity Name.

                        The exact name of each Credit Party is set forth in the first paragraph to this Agreement. No Credit Party has been known by any other corporate, limited liability company or partnership name in the past five years and no Credit Party sells Inventory under any other name except as set forth on Schedule 5.6, nor has any Credit Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

            5.7.      O.S.H.A. and Environmental Compliance.

                        (a)       Each Credit Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance, in all material respects, with the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to such Credit Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, in each case except as set forth on Schedule 5.7.

                        (b)       Each Credit Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except as set forth on Schedule 5.7.

                        (c)        (i) There are no visible signs of releases, spills, discharges, leaks or disposal (each, a "Release") of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property; (iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on any Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary or appropriate for the operation of the commercial business of each Credit Party or of its tenants, in each case except as set forth on Schedule 5.7.

            5.8.      Solvency; No Litigation, Violation, Indebtedness or Default.

                        (a)       After giving effect to the Transactions, each Credit Party will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of such Credit Party's assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) immediately subsequent to the Closing Date, the fair saleable value of such Credit Party's assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                        (b)       Except as disclosed in Schedule 5.8(b), no Credit Party has (i) any pending or threatened litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect, and (ii) any liabilities nor Indebtedness for borrowed money other than the Obligations and as permitted by Section 7.8.

                        (c)       No Credit Party is in violation of any applicable statute, regulation or ordinance in any material respect, nor is any Credit Party in violation of any order of any court, governmental authority or arbitration board or tribunal.

                        (d)       Neither any Credit Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d). Neither any Credit Party nor any member of the Controlled Group has ever contributed to or had an obligation to contribute to a Multiemployer Plan. Neither any Credit Party nor any member of the Control Group has or ever has maintained a defined benefit pension plan subject to the minimum funding requirements of Code Section 412 or ERISA Section

302. Except as set forth in Schedule 5.8(d), (i) no Pension Benefit Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Credit Party and each member of the Controlled Group have met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Pension Benefit Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and either received a favorable determination letter as to its qualification under the Code, or a favorable opinion letter as to qualification of the form of the Plan document under the Code, (iii) neither any Credit Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Pension Benefit Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Benefit Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Credit Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither any Credit Party or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither any Credit Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither any Credit Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Credit Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) neither any Credit Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of such Credit Party and any member of the Controlled Group, and (xii) neither any Credit Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

            5.9.      Patents, Trademarks, Copyrights and Licenses.

                        All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Credit Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no

Credit Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Credit Party and all trade secrets used by any Credit Party consist of original material or property developed by such Credit Party or was lawfully acquired by such Credit Party from the proper and lawful owner thereof. Each of such items has been maintained by such Credit Party so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by each Credit Party (other than commercially available software), such Credit Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9.

            5.10.    Licenses and Permits.

                        Except as set forth in Schedule 5.10, each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in such compliance, or to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

            5.11.    No Defaults.

                        (a)       No Credit Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

                        (b)       No Credit Party is in default in the payment or performance of any other contractual obligations and no Default has occurred.

            5.12.    No Burdensome Restrictions.

                        No Credit Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

            5.13.    No Labor Disputes.

                        No Credit Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Credit Party's employees in existence or threatened and no collective bargaining, labor contract is scheduled to expire during the Term.

            5.14.    Margin Regulations.

                        No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or

"carrying" any "margin stock" within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

            5.15.    Investment Company Act.

                        No Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

            5.16.    Disclosure.

                        No representation or warranty made by any Credit Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Credit Party which such Credit Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

            5.17.    Swaps.

                        No Credit Party is a party to, nor will it be a party to, any Interest Rate Hedge or foreign exchange transaction whereby such Credit Party has agreed or will agree to swap interest rates or currencies.

            5.18.    Conflicts.

                        No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Credit Party or affecting the Collateral or any provision of applicable law of any Governmental Body conflicts with, or requires any Consent which has not already been obtained, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

            5.19.    Application of Certain Laws and Regulations.

                        Neither any Credit Party nor any Affiliate of any Credit Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

            5.20.    Business and Property of Credit Parties.

                        Upon and after the Closing Date, the Credit Parties do not propose to engage in any business other than as described in the Form 10-K filed by CPAC with the SEC for the fiscal year of CPAC ended March 31, 2006, and activities necessary to conduct the foregoing. On the

Closing Date, each Credit Party will own all the property and possess all of the rights and Consents necessary for the conduct of its business.

            5.21.    Material Contracts.

                        Schedule 5.21 contains a true, correct and complete list of all contracts which are material to the operation of each Credit Party's business. Except as set forth on Schedule 5.21, each such contract is in full force and effect and no material defaults enforceable against any Credit Party exist thereunder. No Credit Party has received notice from any party to such contract stating that it intends to terminate or amend such contract.

            5.22.    Anti-Terrorism Laws.

                        (a)       General. Neither any Credit Party nor any Subsidiary or Affiliate of any Credit Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                        (b)       Executive Order No. 13224. Neither any Credit Party nor any Affiliate of any Credit Party or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a "Blocked Person"):

(i)       a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)      a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)     a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)     a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

(v)      a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)     a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither any Credit Party nor any of their respective agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

            5.23.    Trading with the Enemy.

                        Neither any Credit Party nor any Affiliate of any Credit Party has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

VI.       AFFIRMATIVE COVENANTS.

            Each Credit Party shall, until payment in full in cash of the Obligations and termination of this Agreement:

            6.1.      Payment of Fees.

                        Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

            6.2.      Conduct of Business and Maintenance of Existence and Assets.

                        (i) Conduct continuously and operate actively its business according to good business practices consistent with past practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (ii) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

            6.3.      Violations.

                        Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to such Credit Party which could reasonably be expected to have a Material Adverse Effect.

            6.4.      Government Receivables.

                        Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances with respect to all Receivables at any time arising out of sales to any governmental entity and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with all Receivables at any time arising out of contracts between any Credit Party and the United States, any state or any department, agency or instrumentality of any of them.

            6.5.      Execution of Supplemental Instruments.

                        Execute and deliver to Agent from time to time, promptly following demand, such reasonable supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

            6.6.      Payment of Indebtedness.

                        Subject at all times to any applicable subordination arrangement in favor of Agent or Lenders, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Credit Party shall have provided for such reserves as are proper and necessary in accordance with GAAP.

            6.7.      Standards of Financial Statements.

                        Cause all financial statements, projections and budgets referred to in Sections 9.7, 9.8, 9.9, 9.10 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

            6.8.      Fixed Charge Coverage Ratio.

                        Maintain as of the end of each fiscal quarter, for the twelve month period ending on the last day of such fiscal quarter, a Fixed Charge Coverage Ratio in an amount not less than 1.10 to 1.00, provided that for the fiscal quarter ending December 31, 2006, the Fixed Charge Coverage Ratio shall be calculated for the nine-month period ending on the last day of such fiscal quarter.

VII.      NEGATIVE COVENANTS.

            Neither any Credit Party nor any Subsidiary of Credit Party shall, until satisfaction in full in cash of the Obligations and termination of this Agreement:

            7.1.      Merger, Consolidation, Acquisition and Sale of Assets.

                        (a)       Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any other Person to consolidate with or merge with it.

                        (b)       Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3.

            7.2.      Creation of Liens; Negative Pledges.

                        Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances, or enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets now owned or hereafter acquired.

            7.3.      Guarantees.

                        Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise except (i) to Lenders and (ii) the endorsement of checks in the ordinary course of business.

            7.4.      Investments.

                        Purchase or acquire obligations or stock of, or any other interest in, any Person, except (i) Cash Equivalents, (ii) equity investments in Subsidiaries of Credit Parties formed in compliance with the provisions of Section 7.12, and (iii) those investments of Credit Parties existing on the Closing Date and set forth on Schedule 7.4.

            7.5.      Loans.

                        Make advances, loans or extensions of credit to any Person, including without limitation, any Subsidiary or Affiliate except with respect to (i) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, and (ii) loans to employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs (including, without limitation, the down payments for employee residences) and similar purposes up to a maximum of $50,000 in the aggregate at any one time outstanding.

            7.6.      Capital Expenditures.

                        Without the prior written approval of the Requisite Lenders, contract for, purchase or make any Capital Expenditures in any calendar year in an aggregate amount in excess of $2,000,000.

            7.7.      Dividends and Distributions.

                        Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock or other Equity Interests of any Credit Party (other than dividends or distributions payable in its stock or other Equity Interests or split-ups or reclassifications of its stock or other equity interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or other Equity Interests, or of any options to purchase or acquire any such shares of common or preferred stock or other Equity Interests of any Credit Party, provided that notwithstanding the foregoing the Credit Parties may make dividends or distributions in an aggregate amount not to exceed $2,000,000 during the Term, so long as (x) no Default or Event of Default has occurred and is continuing and (ii) both before and after giving effect to such dividend or distribution the Credit Parties have at least $2,000,000 of Undrawn Availability (as evidenced by a Borrowing Base Certificate delivered to Agent by Borrowing Agent).

            7.8.      Indebtedness.

                        Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to the Lenders pursuant to this Agreement, (ii) Indebtedness incurred for Capital Expenditures (including, obligations under Capital Leases) permitted under Section 7.6 and (iv) Indebtedness existing on the Closing Date as set forth on Schedule 7.8.

            7.9.      Nature of Business; Management of Borrower.

                        Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted, nor change the management practices or any of the executive officers who currently have day to day operational management of each Borrower as of the date hereof in any material respect, except when any such changes are caused by the death, retirement or termination of employment of any such Person and such Borrower replaces such Person within ninety (90) days of the last day of employment and such replacement officer is reasonably acceptable to Agent.

            7.10.    Transactions with Affiliates.

                        Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

            7.11.    Leases.

                        Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $1,300,000 in any one fiscal year.

            7.10.    Subsidiaries.

                        (a)       Form any Subsidiary unless (i) such Subsidiary is a wholly-owned Subsidiary, (ii) such Subsidiary enters into a guaranty of the Obligations on terms acceptable to Agent, (iii) such Subsidiary grants Agent for its benefit and for the ratable benefit of Lenders a perfected and first priority security interest in its assets, and (iv) Agent shall have received all documents, including legal opinions it may reasonably require to establish compliance with the foregoing conditions.

                        (b)       Enter into any partnership, joint venture or similar arrangement.

            7.13.    Fiscal Year and Accounting Changes.

                        Change its fiscal year from March 31 of each calendar year or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

            7.14.    Pledge of Credit.

                        Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrowers' business as conducted on the date of this Agreement.

            7.15.    Amendment of Organizational Documents.

                        Amend, modify or waive any term or provision of its certificate of incorporation or by-laws, or any shareholders' agreement, unless required by law.

            7.16.    Compliance with ERISA.

                        (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than an employee welfare plan as defined in Section 3(1) of ERISA or those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan (other than an employee welfare plan as defined in Section 3(1) of ERISA) where such event could result in any liability of any Credit Party or any member of the Controlled Group or the imposition of a lien on the property of any Credit Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

            7.17.    Prepayment of Indebtedness.

                        At any time, directly or indirectly, prepay any Indebtedness (other than (a) to Lenders, or (b) trade payables), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Credit Party.

            7.18.    State of Organization.

                        Change the State in which it is incorporated or otherwise organized, unless it has given Agent not less than thirty (30) days prior written notice thereof.

            7.19.    Other Agreements.

                        Enter into any amendment, waiver or modification of any other material agreement, in a manner which is adverse to Borrower.

            7.20.    Anti-Terrorism Laws.

                        No Credit Party shall nor shall any Credit Party permit any Subsidiary, Affiliate or agent to:

                        (a)       conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

                        (b)       deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                        (c)       engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. Each Credit Party shall deliver to Agent any certification or other evidence requested from time to time by Agent in its sole discretion, confirming such Credit Party's compliance with this Section.

            7.21.    Trading with the Enemy Act. Engage in any business or activity in violation of the Trading with the Enemy Act.

VIII.    CONDITIONS PRECEDENT.

            8.1.      Conditions to Initial Advances.

                        The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by all Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                        (a)       Notes. Agent shall have received for the account of each Lender the Notes duly executed and delivered by an authorized officer of each Borrower;

                        (b)       Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any UCC financing statement, termination statement or release) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected first priority security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. Agent shall also have received UCC, tax and judgment lien searches with respect to each Credit Party in such jurisdictions as Agent shall require, and the results of such searches shall be reasonably satisfactory to Agent;

                        (c)       Corporate Proceedings of Borrowers. Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to Agent, of the Board of Directors (or equivalent authority) of each Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents, the Notes, any related agreements (collectively the "Documents") and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                        (d)       Incumbency Certificates of Borrowers. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                        (e)       Corporate Proceedings of Guarantor. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Guarantor authorizing the execution, delivery and performance of the Guaranty and each Other Document to which it is a party certified by the Secretary or an Assistant Secretary of Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                        (f)       Incumbency Certificates of Guarantor. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of Guarantor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                        (g)       Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Credit Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Credit Party and all agreements of each Credit Party's] shareholders certified as accurate and complete by the Secretary of such Credit Party;

                        (h)       Good Standing Certificates. Agent shall have received good standing certificates for each Credit Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such Credit Party's jurisdiction of organization and each jurisdiction where the conduct of such Credit Party's business activities or the ownership of its properties necessitates qualification;

                        (i)       Legal Opinion. Agent shall have received the executed legal opinion of Chamberlain D'Amanda, Oppenheimer & Greenfield in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Credit Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                        (j)       No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Credit Party or against the officers or directors of any Credit Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Credit Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                        (k)       Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k).

                        (l)       Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of Borrower and all books and records in connection therewith;

                        (m)       Fees and Expenses. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III and under the Fee Letter and all other fees and expenses incurred by Agent on or prior to the Closing Date;

                        (n)       Pro Forma Financial Statements/Audited Financial Statements. Agent shall have received (i) a copy of the Pro Forma Financial Statements and (ii) a copy of the Credit Parties' consolidated audited financial statements for the fiscal year ended March 31, 2006, which shall, in each case, be reasonably satisfactory in all respects to Lenders;

                        (o)       Indebtedness. All Indebtedness of any Credit Party not expressly permitted hereunder shall have been terminated or contemporaneously paid in full and any Liens on the assets of any Credit Party securing such Indebtedness shall have been terminated.

                        (p)       Other Documents. Agent shall have received all Other Documents, each executed and in form and substance reasonably satisfactory to Lenders;

                        (q)       Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of each Credit Party's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of each Credit Pary's liability insurance policies, together with endorsements naming Agent as a co-insured;

                        (r)       Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgages), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

                        (s)       Mortgages. Agent shall have received in form and substance satisfactory to Lenders (i) executed Mortgages and (ii) surveys;

                        (t)       Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by any Credit Party;

                        (u)       Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                        (v)       Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                        (w)       No Material Adverse Change. (i) since June 30, 2006, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect; and (ii) no representations made or information supplied to Lenders shall have been proven to be inaccurate or misleading in any material respect;

                        (x)       Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                        (y)       Third Party Agreements and Consents. Agent shall have received all landlord, mortgagee, warehouseman, processor and freight forwarder agreements, waivers and consents and intellectual property licensor consents or assignments required by and satisfactory to Agent;

                        (z)       Contract Review. Agent shall have reviewed all material contracts of each Credit Party including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                        (aa)      Closing Certificate. Agent shall have received a closing certificate signed by the chief financial officer of each Credit Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) each Credit Party is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing or would result from the consummation of the Transactions;

                        (bb)     Borrowing Base. Agent shall have received a duly executed pro forma Borrowing Base Certificate which shall indicate that the Formula Amount is sufficient to support Advances in the amount requested by Borrowing Agent on the Closing Date;

                        (cc)      Control Agreements. Agent shall have received control agreements with respect to all Collateral in which a security interest may be perfected by means of control under the UCC;

                        (dd)     Undrawn Availability. After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least $1,500,000; and

                        (gg)      Stock Pledge Agreement. Agent shall have received the Stock Pledge Agreement, executed and in form and substance satisfactory to Lenders together with the share certificates referred to therein and stock powers relating thereto;

                        (hh)     Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, Lenders and their counsel.

            8.2.      Conditions to Each Advance.

                        The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance, but excluding Advances, the proceeds of which are to reimburse the Agent for amounts drawn under a Letter of Credit), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                        (a)       Representations and Warranties. Each of the representations and warranties made by each Credit Party in or pursuant to this Agreement or any Other Document shall be true and correct in all material respects on and as of such date as if made on and as of such date except to the extent such representations or warranties are limited by their terms to a specific date in which case they shall be true and correct in all material respects as of such date;

                        (b)       Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that with the approval of Required Lenders (or of all Lenders if required under Section 15.2 (b)), Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

                        (c)       No Material Adverse Change. No change in any Credit Party's condition or affairs (financial or otherwise) having occurred which in Agent's reasonable opinion has had a Material Adverse Effect;

                        (d)       Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Sections 2.1 and 2.5; and

                        (e)       Maximum Letters of Credit and Air Releases/Steamship Guarantees. In the case of any Letters of Credit or Air Releases/Steamship Guarantees requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit and, without duplication, Air Releases/Steamship Guarantees shall not exceed the maximum amount permitted under Section 2.9.

Each request for an Advance by Borrowing Agent hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.       INFORMATION AS TO CREDIT PARTIES.

            Each Credit Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

            9.1.      Disclosure of Material Matters.

                        Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Credit Party's reclamation or repossession of, or the return to any Credit

Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

            9.2.      Schedules.

                        (a)       Deliver to Agent daily sales journals, credit memo journals and cash receipt journals with the required backup.

                        (b)       Deliver to Agent, on or before the fifteenth (15th) day of each month as and for the prior month (or more frequently if required by Agent), (i) a Borrowing Base Certificate (which shall be calculated as of the last day of the immediately preceding month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement), (ii) accounts receivable agings, (iii) accounts payable agings, and (iv) Inventory reports (aged by date of receipt). In addition, each Credit Party shall deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

                        (c)       The items to be provided under Section 9.2(a) are to be in form satisfactory to Agent and executed by each Credit Party and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Credit Party's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

            9.3.      Environmental Reports.

                        Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by an executive officer of each Credit Party stating, to the best of his knowledge, that such Credit Party is in compliance in all material respects with all applicable federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Credit Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Credit Party will implement in order to achieve full compliance.

            9.4.      Litigation.

                        Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Credit Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

            9.5.      Material Occurrences.

                        Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of the Credit Parties as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Credit Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Credit Party which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Credit Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action such Credit Party proposes to take with respect thereto.

            9.6.      Government Receivables.

                        Promptly notify Agent if any of its Receivables arise out of contracts between any Credit Party and the United States, any state, or any department, agency or instrumentality of any of them.

            9.7.      Annual Audited Financial Statements.

                        Furnish Agent within ninety (90) days after the end of each fiscal year of the Credit Parties, consolidated financial statements of the Credit Parties including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year, and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by the Credit Parties and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, and (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Credit Parties's compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.7 and 7.11. In addition, the reports shall be accompanied by a certificate of each Credit Party's chief financial officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Credit Party with respect to such event, and such certificate shall have appended thereto calculations which set forth the Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.7 and 7.11.

            9.8.      Quarterly Internally Prepared Financial Statements.

                        Furnish Agent within forty-five (45) days after the end of each fiscal quarter of the Credit Parties, an unaudited balance sheet of the Borrowers on a combined and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of the Borrowers on a combined and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of any Borrower. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (x) the current fiscal period and (y) the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year. The financial statements shall be accompanied by a certificate of each Credit Party's chief financial officer, which shall state that, to the best of his knowledge based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Credit Party with respect to such event and, such certificate shall have appended thereto calculations which set forth such Credit Party's compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.7 and 7.11.

            9.9.      Monthly Internally Prepared Financial Statements.

                        Furnish Agent within thirty (30) days after the end of each calendar month of the Credit Parties, an unaudited balance sheet of the Borrowers on a combined basis and unaudited statements of income and stockholders' equity and cash flow of the Borrowers on a combined basis reflecting results of operations from the beginning of the fiscal year to the end of such calendar month and for such calendar month prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of any Borrower. Each such balance sheet, statement of income and stockholders' equity and statement of cash flow shall set forth a comparison of the figures for (x) the current fiscal period and (y) the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year. The financial statements shall be accompanied by a certificate of each Credit Party's chief financial officer, which shall state that, to the best of his knowledge based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Credit Party with respect to such event and, such certificate shall have appended thereto calculations which set forth Credit Parties' compliance with the requirements or restrictions imposed by Sections 6.8, 7.6, 7.7 and 7.11.

            9.10.    Other Reports.

                        Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Credit Parties shall send to its stockholders or directors. Furnish Agent as soon as available, with copies of any reports filed with the SEC.

            9.11.    Additional Information.

                        Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by each Credit Party including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Credit Party's opening of any new office or place of business or Credit Party's closing of any existing office or place of business, and (c) promptly upon any Credit Party's learning thereof, notice of any labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Credit Party is a party or by which Credit Party is bound.

            9.12.    Projected Operating Budget.

                        Furnish Agent, no later than March 1st of each year during the Term (or more frequently if requested by Agent), a month by month projected operating budget and cash flow of the Borrowers for the following fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter and proposed business plan for such fiscal year), such projections to be accompanied by a certificate signed by the President or chief financial officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared. In addition, the Credit Parties will provide Agent with such projections and business plans as and when requested by Agent in connection with any request by the Credit Parties to increase or permanently reduce the amount of Advances available under this Agreement.

            9.13.    Variances From Operating Budget.

                        Furnish Agent, upon its request in connection with the delivery of the financial statements referred to in Section 9.7, 9.8 and 9.9 a written report summarizing all material variances from budgets submitted by the Credit Parties pursuant to Sections 8.1(n) and 9.12 and a discussion and analysis by management with respect to such variances.

            9.14.    Notice of Suits, Adverse Events.

                        Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Credit Party by any Governmental Body or any other Person that is material to the operation of any Credit Party's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Credit Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Credit Party, or if copies thereof are requested by Agent or any Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Credit Party.

            9.15.    ERISA Notices and Requests.

                        Furnish Agent with immediate written notice in the event that (i) any Credit Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Credit Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Credit Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Credit Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Credit Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Credit Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Credit Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Credit Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Credit Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Credit Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Credit Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

            9.16.    Additional Documents.

                        Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.        EVENTS OF DEFAULT.

            The occurrence of any one or more of the following events shall constitute an "Event of Default":

            10.1     Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

            10.2.    (i) Failure by any Credit Party to perform, keep or observe any provision of Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.9, 4.10, 4.11, 4.15, 6.8, 6.9, Article VII or (ii) any representation or warranty made or deemed made by any Credit Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

            10.3.    Failure by any Credit Party to (i) furnish financial information when due or when requested which is unremedied for a period of three (3) days, or (ii) permit the inspection of its books or records as provided hereunder;

            10.4.    Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Credit Party's property which is not stayed or lifted within thirty (30) days;

            10.5.    Failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition, covenant contained in this Agreement, or contained in any Other Document, now or hereafter entered into between such Credit Party, Agent and/or any Lender (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within five (5) days after the occurrence of such Event of Default;

            10.6.    Any judgment or judgments are rendered or judgment liens filed against one or more Credit Parties for an aggregate amount in excess of $100,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

            10.7.    Any Credit Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

            10.8.    Any Credit Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

            10.9.    Any Subsidiary of any Credit Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

            10.10.  Any change in any Credit Party's condition or affairs (financial or otherwise) which in Agent's reasonable opinion has a Material Adverse Effect;

            10.11.  Any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

            10.12.  A default of the obligations of any Credit Party under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise), which default is not cured within any applicable grace period;

            10.13.  Termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor of the Obligations attempts to terminate, challenges the validity of, or its liability under, any such guaranty or similar agreement;

            10.14.  Any Change of Control shall occur without the prior written consent of Agent and the Required Lenders;

            10.15.  Any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Credit Party, or any Credit Party shall so claim in writing to Agent;

            10.16.   (i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Credit Party (the continuation of which is material to the continuation of such Credit Party's business), or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of such Credit Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of such Credit Parties's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

            10.17.  Any portion of the Collateral shall be seized or taken by a Governmental Body, or any Credit Party or the title and rights of any Credit Party shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

            10.18.  An event or condition specified in Section 7.16 or Section 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Credit Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

XI.       LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

            11.1.    Rights and Remedies.

                        Upon the occurrence of (i) an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any occurrence and continuation of the other Events of Default and at any time thereafter (such default not having previously been cured to the satisfaction of the Lenders), at the option of Agent or as directed by Required Lenders upon written notice to Borrowing Agent all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Credit Party in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Credit Party. Upon the occurrence and continuation of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. In furtherance of such exercise Agent may enter any Credit Party's premises or other premises without legal process and without incurring liability to any Credit Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require each Credit Party to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give each Credit Party reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the applicable Credit Party at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Credit Party. Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Agent is granted permission to use without charge all of each Credit Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

            11.2.    Application of Proceeds.

                        The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; third, to fees payable in connection with this Agreement; fourth, to furnish to Agent cash collateral in an amount not less than 105% of the Maximum Undrawn Amount of all outstanding Letters of Credit and Air Releases/Steamship Guarantees, such cash collateral arrangements to be in form and substance satisfactory to Agent; fifth, to the principal of the Obligations in such order as Agent may determine in its sole discretion and sixth, to the other Obligations in such order as Agent may determine in its sole discretion. All such payments hereunder shall be shared ratably among the Lenders based upon their respective Commitment Percentages. If any deficiency shall arise, each Credit Party shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent, subject to Section 15.2(b) hereof, has entered into a written agreement with the Credit Parties to that effect.

            11.3.    Agent's Discretion.

                        Agent (acting with the consent of the Required Lenders or all Lenders to the extent required by Section 15.2(b)) shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

            11.4.    Setoff.

                        In addition to any other rights which Agent, any Lender or any Issuer may have under applicable law, upon the occurrence and during the continuation of an Event of Default hereunder, Agent, such Lender and such Issuer and their Affiliates shall have a right to apply any Credit Party's property held by Agent, such Lender or such Issuer and their Affiliates to reduce the Obligations. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in accordance with Section 2.13(d).

            11.5.    Rights and Remedies not Exclusive.

                        The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.      WAIVERS AND JUDICIAL PROCEEDINGS.

            12.1.    Waiver of Notice.

                        Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein to the extent not prohibited by law.

            12.2.    Delay.

                        No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

            12.3.    Jury Waiver.

                        EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

            13.1.    Term.

                        This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Credit Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (x) September 28, 2009, (y) the acceleration of all Obligations pursuant to the terms of this Agreement or (z) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the "Termination Date"). The Borrowing Agent may terminate this Agreement at any time upon ninety (90) days' prior written notice, upon payment of in full of the Obligations, including without limitation any applicable Early Termination Fee. The Borrowing Agent may reduce the Maximum Revolving Advance Amount, at any time upon thirty (30) days' prior written notice, upon payment of any applicable Early Termination Fee and payment in full of any Obligations in excess of the maximum amount of Revolving Advances then permitted under Section 2.4, after giving effect to the reduced Maximum Revolving Advance Amount.

            13.2.    Termination.

                        The termination of the Agreement shall not affect any Credit Party's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Credit Party have been paid or performed in full after the termination of this Agreement or each Credit Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Credit Party waives any rights which it may have under Section 9-513(c) of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to any Credit Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein or in any Other Document shall survive termination hereof until all Obligations are paid or performed in full, as such representations and warranties may change from time to time as contemplated in Section 8.2.

XIV.    REGARDING AGENT.

            14.1.    Appointment.

                        Each Lender hereby designates HSBC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section 3.4 and the Fee Letter), charges and collections (without giving effect to collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or all Lenders to the extent required under Section 15.2(b), and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

            14.2.    Nature of Duties.

                        Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, or any Issuer nor any of their respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Credit Party to perform their respective obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Credit Party. The duties of Agent as respects the Advances shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

            14.3.    Lack of Reliance on Agent and Resignation.

                        (a)       Independently and without reliance upon Agent, any Issuer or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Credit Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Credit Party. Except as set forth in Section 14.9, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Credit Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of any Credit Party, or the existence of any Event of Default or any Default.

                        (b)       Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowing Agent. If no such successor Agent is appointed at the end of such sixty (60) day period, Agent shall designate one of the Lenders as a successor Agent.

                        (c)       Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            14.4.    Certain Rights of Agent.

                        If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or all Lenders as required by Section 15.2(b).

            14.5.    Reliance.

                        Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, electronic or telecopier message, cablegram, order or other document or telephone message in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

            14.6.    Notice of Default.

                        Except for actual knowledge of non-payment of the Obligations, Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or any Credit Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give prompt notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1 hereof) as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.1 hereof) as it shall deem advisable in the best interests of Lenders.

            14.7.    Indemnification.

                        To the extent Agent is not reimbursed and indemnified by the Credit Parties, each Lender will severally reimburse and indemnify Agent and each Issuer in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent and such Issuer in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any

Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the indemnified party's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

            14.8.    Agent in its Individual Capacity.

                        With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Credit Party agrees to pay to Agent the fees set forth in the Fee Letter.

            14.9.    Delivery of Documents.

                        To the extent Agent receives documents and information from any Credit Party pursuant to Sections 9.2, 9.7, 9.8, 9.9, 9.12 and 9.13, Agent will promptly furnish such documents and information to Lenders.

            14.10.  Credit Parties' Undertaking to Agent.

                        Without prejudice to its obligations to Lenders under the other provisions of this Agreement, each Credit Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy such Credit Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

XV.      MISCELLANEOUS.

            15.1.    Governing Law.

                        This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Credit Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Credit Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Credit Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Each Credit Party, to the extent permitted by law, irrevocably appoints Borrowing Agent as such Credit Party's agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction. Each Credit Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Credit Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

            15.2.    Entire Understanding; Amendments.

                        (a)       This Agreement and the documents executed concurrently herewith contain the entire understanding between each Credit Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Credit Party's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Credit Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                        (b)       The Required Lenders, Agent with the consent in writing of the Required Lenders, and Credit Parties may, subject to the provisions of this Section 15.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by each Credit Party, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or any Credit Party thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the written consent of all Lenders:

(i)       increase the Commitment Percentage or the Commitment of any Lender;

(ii)      increase the Maximum Revolving Advance Amount;

(iii)     extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any scheduled principal payment, fee or any other amount payable by any Borrower to Lenders pursuant to this Agreement;

(iv)      alter the definition of the term Required Lenders or alter, amend or modify or waive any provision of this Section 15.2(b);

(v)       release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $250,000;

(vi)      alter, amend, modify or waive the rights or duties of Agent;

(vii)     permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount; or

(viii)    increase the Advance Rates above the Advance Rates in effect on the Closing Date, or alter, amend or modify the definitions of Formula Amount, Eligible Inventory or Eligible Receivables.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon each Credit Party, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, each Credit Party, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                        (c)       In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then HSBC may, at its option, require such Lender to assign its Commitment Percentage of the Advances to HSBC or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees (excluding any Early Termination Fee) and all other Obligations due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event HSBC elects to require any Lender to assign its interest to HSBC or to the Designated Lender, HSBC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to HSBC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, HSBC or the Designated Lender, as appropriate, and Agent.

                        (d)       Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding

Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) not to exceed the aggregate amount of $1,200,000 for up to thirty (30) consecutive days, provided, further, that Agent may permit such voluntary overadvances no more than three (3) times in any calendar year. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. Agent shall promptly notify the Lenders after any voluntary overadvances are permitted to be made by Agent hereunder, and upon becoming aware thereof, of any involuntary overadvances.

            15.3.    Successors and Assigns; Participations; New Lenders.

                        (a)       This Agreement shall be binding upon and inure to the benefit of each Credit Party, Agent, each Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                        (b)       Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that no Borrower shall be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall any Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Credit Party hereby grantd to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances. Each Lender shall retain the sole right to approve, without the consent of the Transferee, any amendment, modification or waiver of any provision of this Agreement and the Other Documents other than any amendment, modification or waiver of the type specified in clause (i), (iv) or (vi) of Section 15.2(b) as it relates to Transferee's interest in the Obligations.

                        (c)       Any Lender may, with the consent of Agent and Borrowing Agent, which consent shall not be unreasonably withheld or delayed, sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to another Lender or to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Notwithstanding the foregoing, the consent of Agent and Borrowing Agent shall not be required in the case of an assignment by a Lender to another Lender or to an Affiliate of a Lender, and the consent of Borrowing Agent shall not be required at any time that an Event of Default or a Default has occurred and is continuing hereunder. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Credit Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowing Agent shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                        (d)       Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Credit Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender except in connection with any assignments by a Lender to an Affiliate of such Lender or to another Lender.

                        (e)       Each Credit Party authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning the Credit Parties which has been delivered to such Lender by or on behalf of such Credit Party pursuant to this Agreement or in connection with such Lender's credit evaluation of the Credit Parties so long as such Transferee, Purchasing Lender or prospective Transferee or Purchasing Lender agrees to abide by the provisions of Section 15.15.

                        (f)        (i)       Each Lender or Participant that is not incorporated under the laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Lender or Participant agrees that it will deliver to Borrowing Agent and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. Such delivery may be made by electronic transmission as described in Section 1.1441-1(e)(4)(iv) of the Regulations if Agent establishes an electronic delivery system. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

                                    (ii)       Each Lender or Participant required to deliver to Borrowing Agent and Agent a valid Withholding Certificate pursuant to Section 15.3(f)(i) hereof shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrowers hereunder for the account of such Lender; (B) each Lender or Participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Lender or participant to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent). Each Lender or Participant which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Agent.

                                    (iii)      Notwithstanding the submission of a Withholding Certificate claiming any exemption from U.S. withholding tax required under Section 15.3(f)(ii) hereof, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Lender or Participant for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

            15.4.    Application of Payments.

                        Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Credit Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Credit Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived (as to each Lender based upon its Commitment Percentage of any such Obligations) and continue as if such payment or proceeds had not been received by Agent or such Lender.

            15.5.    Indemnity.

                        Each Credit Party shall indemnify Agent, each Issuer, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, such Issuer or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Issuer or any Lender is a party thereto, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

                        (a)       Each Credit Party shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

                        (b)       In connection with the issuance of any Letter of Credit or Air Release/Steamship Guarantee, each Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, any claims, damages, costs and expenses, and reimbursement obligations with respect to cargo value, incurred by the issuer of any Air Release/Steamship Guarantee to the steamship line or airway carrier to which such Air Release/Steamship Guarantee is issued, and other payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit or Air Release/Steamship Guarantee to be issued or created for any Borrower.

                        (c)       Each Credit Party shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by Agent or Lenders (i) under or on account of such Credit Party's violation of any applicable Environmental Laws, including, without limitation, the assertion of any Lien thereunder and/or (ii) with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of the Agent or the Lender to be indemnified. Each Credit Party's obligations under this Section shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.

            15.6.    Notice.

                        Any notice or request hereunder may be given to Borrowing Agent, on behalf of Borrowers and Guarantor, or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 15.6. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

            (A)      If to Agent or HSBC:              HSBC Business Credit (USA) Inc.

                                                                        452 Fifth Avenue

                                                                        New York, New York 10018

                                                                        Attention:        Matthew W. Rickert

                                                                        Telephone:      (212) 525-2758

                                                                        Facsimile:       (212) 525-2520

                        with a copy to:                         Hahn & Hessen LLP

                                                                        488 Madison Avenue

                                                                        New York, New York 10022

                                                                        Attention:        Steven J. Seif, Esq.

                                                                        Telephone:      (212) 478-7200

                                                                        Telecopier:      (212) 478-7400

            (B)      If to any other Lender, as specified on the signature pages hereof.

            (C)      If to Borrower Agent              CPAC, Inc.

                                                                        2364 Leicester Road

                                                                        Leicester, New York 14481

                                                                        Attention:        Tom Weldgen

                                                                        Telephone:      (585) 382-2342

                                                                        Facsimile:       (585) 382-3736

                        with copies to:                         Chamberlain D'Amanda, Oppenheimer &

                                                                        Greenfield

                                                                        1600 Crossroads Office Building

                                                                        Two State Street

                                                                        Rochester, New York 14614-1397

                                                                        Attention:        Robert Oppenheimer

                                                                        Telephone:      (585) 232-3345

                                                                        Facsimile:       (585) 232-3882

            15.7.    Survival.

                        The obligations of each Borrower and the other Credit Parties under Sections 2.11, 3.7, 3.9 and 15.5 and of Lenders under Section 14.7 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto have been asserted).

            15.8.    Severability.

                        If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

            15.9.    Expenses.

                        All costs and expenses of including, without limitation:

                        (a)       reasonable attorneys' fees and disbursements incurred by Agent and, with respect to clause (iv) below, the applicable Lenders, and with respect to clause (vi) below, the applicable Lenders solely to the extent such Lenders are represented by the same counsel, (i) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (ii) in connection with the entering into, modification, amendment and administration of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (iii) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (iv) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Credit Party, or (v) in connection with any advice given to Agent with respect to its rights and obligations under this Agreement and all related agreements, or (vi) in connection with the enforcement of this Agreement or any consent or waivers hereunder and all related agreements, documents and instruments; and

                        (b)       reasonable fees and disbursements incurred by Agent or Agent on behalf of Lenders in connection with any appraisals of Inventory or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements;

may be charged to Borrowers' Account and shall be part of the Obligations.

            15.10.  Injunctive Relief.

                        Each Credit Party recognizes that, in the event any Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

            15.11.  Consequential Damages.

                        None of Agent, any Issuer, any Lender, nor any agent or attorney for any of them, shall be liable to any Credit Party for indirect, punitive, exemplary, incidental, special or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

            15.12.  Captions.

                        The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

            15.13.  Counterparts; Telecopied Signatures.

                        This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

            15.14.  Construction.

                        The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

            15.15.  Confidentiality; Sharing Information.

                        (a)       Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process or applicable law; provided, further that (x) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify Borrowing Agent of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (y) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Credit Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                        (b)       Each Credit Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Credit Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Credit Party hereby authorizes each Lender to share any information delivered to such Lender by such Credit Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of this Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

            15.16.  Publicity.

                        Each Credit Party hereby authorizes Agent, upon prior notice, to make appropriate announcements of the financial arrangement entered into among the Credit Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate. In addition, each Credit Party upon prior notice authorizes Agent to include such Credit Party's name and logo in select transaction profiles and client testimonials prepared by Agent for use in publications, company brochures and other marketing materials of Agent.

            15.17.  Patriot Act Notice.

                        Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the names and addresses of each Credit Party and other information that will allow such Lender or the Agent, as applicable, to identify Credit Party in accordance with the USA PATRIOT Act.

XVI.    GUARANTEE.

            16.1.    Guarantee.

                        Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by any Guarantor pursuant to this Guarantee shall be made in lawful money of the United States in immediately available funds.

            16.2.    Waivers.

                        Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Credit Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Credit Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

            16.3.    No Defense.

                        No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

            16.4.    Guaranty of Payment.

                        The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XVI, irrespective of whether any action is brought against any other Credit Party or other Persons or whether any other Credit Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Credit Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent's right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Credit Party under any document evidencing or securing indebtedness of any Credit Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Credit Party.

            16.5.    Liabilities Absolute.

                        The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

                        (i)       any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise;

                        (ii)       any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

                        (iii)       the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Credit Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

                        (iv)       any settlement or compromise of any Obligation, any security therefore or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Credit Party to creditors of any Credit Party other than any other Credit Party;

                        (v)       any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other Disposition of any Collateral for all or any of the Obligations or any other assets of any Credit Party; or

                        (vi)       any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Credit Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to any Borrower pursuant to this Agreement and/or the Other Documents.

            16.6.    Waiver of Notice.

                        The Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

            16.7.    Agent's Discretion.

                        Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

            16.8.    Reinstatement.

                        (a)       The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Credit Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligations, and each Guarantor shall be and remain liable to the Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

                        (b)       Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

                        (c)       No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, any Lender or Issuer, or assert any claim for any liability of any Credit Party to any Guarantor in priority to or equally with claims of Agent, any Lender or Issuer for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

                        (d)       If any Credit Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

                        (e)       All present and future monies payable by any Credit Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor's liability to Agent and Lenders hereunder and are postponed and subordinated to Agent's prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, and except for transfers among Loan Parties in the ordinary course of their business permitted by this Agreement, all monies received by any Guarantor from any Credit Party shall be held by such Guarantor as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

                        (f)       Each Credit Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Credit Party agrees to give full effect to the provisions hereof.

            16.9.    Action Upon Event of Default

                        Upon the occurrence and during the continuance of any Event of Default, the Agent may and upon written request of the Required Lenders shall, without notice to or demand upon any Credit Party or any other Person, declare any obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor. Upon such declaration by the Agent, the Agent and Lenders (and any Affiliates thereof) are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by the Agent or Lenders (or such Affiliate) to or for the credit or the account of any Guarantor against any and all of the obligations of each Guarantor now or hereafter existing hereunder, whether or not the Agent or Lenders shall have made any demand hereunder against any other Credit Party and although such obligations may be contingent and unmatured. The rights of the Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which the Agent and Lenders may have. Upon such declaration by the Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Credit Party (the "Claims"), the Agent shall have the full right on the part of the Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, the Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for the Agent and will pay to the Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Credit Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to the Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to the Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

            16.10.  Statute of Limitations.

                        Any acknowledgement or new promise, whether by payment of principal or interest or otherwise and whether by any Credit Party or others (including any Lender) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against the Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

            16.11.  Interest.

                        All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Base Rate Loans constituting Revolving Advances.

            16.12.  Guarantor's Investigation.

                        Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Credit Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Credit Party to which this Article XVI applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

            16.13.  Termination.

                        The provisions of this Article XVI shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.

XVII.  BORROWING AGENCY.

            17.1.    Borrowing Agency Provisions.

                        (a)       Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                        (b)       The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Agent, any Issuer or any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent, each Issuer and each Lender and holds Agent, each Issuer and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 17.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                        (c)       Each Borrower shall be jointly and severally liable for all Obligations, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Credit Party, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Credit Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Credit Party, and such agreement by each Credit Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Credit Parties or any Collateral for such Credit Party's Obligations or the lack thereof.

                        (d)       The Loan Parties make up a related organization consisting of interdependent businesses constituting a single economic and business enterprise so that Loan Parties share an identity of interests such that any benefit received by any one of them benefits the others. Each of the Loan Parties renders services to or for the benefit of the others, make loans and advances or provides other financial accommodations to or for the benefit of each other, one or more of the Loan Parties provide administrative, marketing, payroll and management services to or for the benefit of the others, and the Loan Parties have centralized accounting and legal services and common officers and directors.

            17.2.    Waiver of Subrogation.

                        Each Credit Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Credit Party may now or hereafter have against the other Credit Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Credit Parties' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

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[SIGNATURE PAGES FOLLOW]

            Each of the parties has signed this Agreement as of the day and year first above written.

THE FULLER BRUSH COMPANY, INC., as a Borrower

By: /s/ Thomas J. Weldgen
Name: Thomas J. Weldgen
Title: Chief Financial Officer

CPAC EQUIPMENT, INC., as a Borrower

By: /s/ Thomas J. Weldgen
Name: Thomas J. Weldgen
Title: Chief Financial Officer

ALLIED DIAGNOSTIC IMAGING, INC., as a Borrower

By: /s/ Thomas J. Weldgen
Name: Thomas J. Weldgen
Title: Chief Financial Officer

CPAC, INC., as a Guarantor

By: /s/ Thomas J. Weldgen
Name: Thomas J. Weldgen
Title: Chief Financial Officer

HSBC BUSINESS CREDIT (USA) INC., as Agent and as a Lender

By: /s/ Matthew W. Rickert
Name: Matthew W. Rickert
Title: Assistant Vice President

Commitment Percentage: 100%
Commitment Amount: $12,000,000